Exhibit (k)(5)

CREDIT AGREEMENT

dated as of

March 31, 2025

by and among

FLEX SUBSIDIARY LLC

as Borrower,

FRANKLIN LEXINGTON PRIVATE MARKETS FUND

as Parent,

FLEX INTERMEDIARY LLC

as Investment Subsidiary,

JPMORGAN CHASE BANK, N.A.

as the Administrative Agent and Lender,

and

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

i

LIST OF SCHEDULES

Schedule 1.01(A)	Administrative Agent’s Lending Office
Schedule 1.01(B)	Lender’s Lending Office
Schedule 2.01	Commitments
Schedule 3.01	Closing Documents
Schedule 4.01	Organization Information
Schedule 4.12	Equity Interests
Schedule 4.13	Eligible Investments; Portfolio Investments; Capital Commitments; Record Owner; Value
Schedule 5.02	Accounts of the Loan Parties
Schedule 10.04	Borrower’s Information for Notices

LIST OF EXHIBITS

Exhibit A	Form of Note
Exhibit B	[Reserved]
Exhibit C	Form of Security Agreement
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Borrowing Base Certificate
Exhibit F	Form of Assignment and Assumption Agreement
Exhibit G	Form of Loan Notice
Exhibit H-1	Form of U.S. Tax Compliance Certificate
Exhibit H-2	Form of U.S. Tax Compliance Certificate
Exhibit H-3	Form of U.S. Tax Compliance Certificate
Exhibit H-4	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Agreement”) is dated as of March 31, 2025 by and among FLEX SUBSIDIARY LLC, a Delaware limited liability company (“Borrower”), FRANKLIN LEXINGTON PRIVATE MARKETS FUND, a Delaware statutory trust that is registered under the Investment Company Act as a non-diversified, closed-end management investment company (the “Parent”), FLEX INTERMEDIARY LLC, a Delaware limited liability company (the “Investment Subsidiary”), and JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPM”), as the Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders and each Lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

A. Borrower has requested that Lenders make Loans to Borrower upon the terms and subject to the conditions set forth in this Agreement; and

B. The Lenders are willing to make the Loans to Borrower upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND RELATED MATTERS

Section 1.01. Definitions. The following terms with initial capital letters have the following meanings:

“Account Control Agreements” means, (a) for each Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent, and (b) for each Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i) the applicable Sponsor Party, (ii) the Administrative Agent and (iii) the financial institution maintaining such Account.

“Accounts” means all deposit accounts and securities accounts maintained by, or for the benefit of, the applicable Loan Party from time to time, including those set forth on Schedule 5.02 hereto.

“Adjusted Daily Simple SOFR” means, with respect to any Daily Simple SOFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) the related Benchmark Replacement Adjustment; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” is defined in the Preamble, and includes any successor.

“Administrative Agent’s Lending Office” means (a) in the case of any payment with respect to Benchmark Rate Loans, the office, branch or Affiliate of the Administrative Agent identified in Schedule 1.01(A) as its “Lending Office” or such other office, branch or Affiliate as the Administrative Agent may hereafter designate as its Lending Office by notice to Borrower for Benchmark Rate Loans and (b) in the case of any payment with respect to Base Rate Loans or any other payment under the Loan Documents, the office, branch or Affiliate of the Administrative Agent identified in Schedule 1.01(A) as its “Domestic Lending Office” or such other office, branch or Affiliate as the Administrative Agent may hereafter designate as its Domestic Lending Office for Base Rate Loans or such other payments by notice to Borrower.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Agreement” is defined in the Preamble and includes all Schedules and Exhibits.

“Agreement Currency” is defined in Section 10.18.

“Alternative Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day. Any change in the Alternative Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, respectively. If the Alternative Base Rate is being used as an alternate rate of interest pursuant to Section 2.08 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.08(c)), then the Alternative Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternative Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” is defined in Section 10.13.

“Anti-Corruption Laws” is defined in Section 4.16.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, intergovernmental agreements, statutes, laws, rules, regulations, ordinances and codes, including the Investment Company Act, of any Governmental Authority, (b) Governmental Approvals, and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority (including common law and principles of public policy).

“Applicable Margin” means: (a) for Benchmark Rate Loans, 3.00% (the “Initial Spread”) and (b) for Benchmark Rate Loans converted into Base Rate Loans in accordance with Section 2.08, a rate per annum determined by the Administrative Agent in consultation with the Borrower from time to time such that the interest rate for such Base Rate Loan, inclusive of the Alternative Base Rate, is substantially similar to that of the interest rate with respect to the Benchmark Rate Loan immediately prior to such suspension or conversion; provided that the Applicable Margin shall be subject to increases in accordance with Section 2.05(b)(ii) and the Plan LTV Incremental Spread.

“Applicable Parties” is defined in Section 11.09(c).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.14. If the Commitments of each Lender have been terminated pursuant to Section 9.02, or if the Commitments have expired, then the Applicable Percentage of each

Lender in respect of the Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Electronic Platform” is defined in Section 11.09(a).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender or (b) an Affiliate of a Lender.

“Assignee” is defined in Section 10.05(b).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption Agreement” means an assignment and assumption agreement entered into by a Lender and an Assignee (with the consent of any party whose consent is required pursuant to Section 10.05), in substantially the form of Exhibit F hereto.

“Availability Period” means the period from and including the Closing Date to the earlier of (i) the Maturity Date and (ii) the date of termination of all Commitments pursuant to Section 2.05.

“Available Loan Amount” means, at any time, the lesser of: (a) the Commitments then in effect, and (b) the Borrowing Base multiplied by the Initial LTV.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark (or component thereof) is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(c) (but including any tenor for such Benchmark that is added to the definition of “Interest Period” pursuant to Section 2.08(c)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Group” is defined in Section 10.06.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

“Base Rate Loan” means a Loan that bears interest by reference to the Alternative Base Rate.

“Benchmark” means, for any Interest Period, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR, or the then-current Benchmark then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(c); provided further that if the Benchmark shall be less than the Floor, such rate shall be deemed the Floor for purposes of this Agreement.

“Benchmark Rate Loan” means a Loan that bears interest calculated by reference to the Benchmark.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities at such time or (iii) any impact to the Borrower under proposed U.S. Treasury Regulation Section 1.1001-6 as of the date thereof and any successor or final regulation or other guidance relating thereto and (b) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).

“Benchmark Replacement Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period” and timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in consultation with the Borrower that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced the Benchmark for all purposes hereunder pursuant to Section 2.08.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means the manager, general partner, management committee, board of directors (or any similar governing body) of Borrower or the applicable Person, or in the event the context otherwise requires, any authorized committee thereof.

“Borrower” is defined in the Preamble, and includes any successor.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01(b). “Borrowings” means the plural thereof.

“Borrowing Base” means, as of any date, the sum of (x) the aggregate Fair Market Value of the Eligible Investments, as adjusted for: (a) any Material Investment Event and (b) any reduction resulting from the application of the Concentration Limit (provided that only that portion of an Eligible Investment in excess of the Concentration Limit shall be excluded for purposes of calculation of the Borrowing Base) and (y) cash and Cash Equivalents on deposit in the Collateral Accounts.

“Borrowing Base Certificate” is defined in Section 7.01(d).

“Business Day” means any day of the year except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close and, with respect to any interest rate settings as to a Benchmark Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Benchmark Rate Loan, any such day which is also a U.S. Government Securities Business Day.

“Capital Call” means a call upon all or any Investors for payment of all or any portion of their Unfunded Capital Commitments.

“Capital Commitment” means the commitment, if any, of an Investor to make Capital Contributions or otherwise provide funding to any Private Equity Fund in response to a Capital Call pursuant to its Portfolio Documents or otherwise.

“Capital Contribution” means, for any Investor, any capital contribution or other funding made by such Investor to the Private Equity Fund in response to a Capital Call.

“Cash Cure LTV” shall mean 30.0%.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either S&P or Moody’s, (c) commercial paper having, at the time of acquisition, the highest Rating obtainable from either S&P or Moody’s, (d) demand deposits, certificates of deposit, other time deposits, and bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, or (e) institutional money market funds organized under the laws of the United States of America or any state thereof substantially all of whose assets are securities of the types described in the foregoing clauses (a), (b), (c), and (d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (a) the Investment Advisor or any of its Affiliates shall cease being the investment advisor of any Loan Party; (b) the Parent shall cease to own 100% of the Equity Interests of Borrower; (c) Borrower shall cease to own 100% of the Equity Interests of the Investment Subsidiary or (d) the Investment Subsidiary shall cease to own, directly or indirectly, 100% of the Equity Interests of any Holding Vehicle, other than, in the case of the foregoing clauses (c) and (d), any Equity Interest held by the Parent in its capacity as general partner, managing member or manager (or similar role).

“Closing Date” means March 31, 2025 or such other date acceptable to the Administrative Agent on which all conditions set forth in Section 3.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investment” means a direct or indirect investment in a portfolio company of a Private Equity Fund made in conjunction with the investment therein by such Private Equity Fund.

“Collateral” is defined in Section 5.01.

“Collateral Accounts” is defined in Section 5.01(d).

“Collateral Documents” means the Account Control Agreements, the Security Agreement and each other instrument or agreement executed and delivered by any Sponsor Party granting or purporting to grant a Lien to the Administrative Agent in favor of the Lenders in assets described therein as collateral security for the Obligations.

“Commitment” means, as to each Lender, its commitment to make Loans to Borrower in an amount in the aggregate not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or the amount in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments of all Lenders shall be $125,000,000 as of the Closing Date.

“Commitment Fee” is defined in Section 2.03(e).

“Commitment Increase” is defined in Section 2.01(h).

“Compliance Certificate” is defined in Section 7.01(c).

“Concentration Limit” means limits on Eligible Investments in the Borrowing Base set forth below:

(a) the Fair Market Value of Eligible Investments from a single Private Equity Investment Sponsor (and its Affiliates) or single Issuer (and its Affiliates) shall not comprise more than 20% of the Borrowing Base;

(b) the Fair Market Value of Eligible Investments from the three (3) largest Private Equity Investment Sponsors (and their Affiliates) or Issuers (and their Affiliates) shall not in the aggregate comprise more than 30% of the Borrowing Base;

(c) the Fair Market Value of Eligible Investments from the five (5) largest Private Equity Investment Sponsors (and their Affiliates) or Issuers (and their Affiliates) shall not in the aggregate comprise more than 40% of the Borrowing Base;

(d) the Fair Market Value of Eligible Investments in any single Portfolio Investment shall not comprise more than 10% of the Borrowing Base;

(e) the Fair Market Value of Eligible Investments in the ten (10) largest Portfolio Investments shall not in the aggregate comprise more than 40% of the Borrowing Base;

(f) the Fair Market Value of all Eligible Investments in buyout strategies shall comprise at least 65% of the Borrowing Base;

(g) the Fair Market Value of all Eligible Investments in venture strategies shall not comprise more than 15% of the Borrowing Base; and

(h) the Fair Market Value of all Eligible Investments domiciled in North America and/or Western Europe shall comprise at least 80% of the Borrowing Base.

The portion, if any, of an Eligible Investment that is in excess of the above Concentration Limit, shall be excluded from any calculation hereunder relating to Eligible Investments.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Document” means, for any entity, its constituent or organizational documents, including: (a) in the case of any exempted limited partnership, partnership, joint venture, trust or other form of business entity, the exempted limited partnership, partnership, joint venture or other applicable agreement of formation or registration and any agreement, certificate, statement, instrument, filing or notice with respect thereto filed or issued in connection with its formation or registration with or by the secretary of state or other department in the state or jurisdiction of its formation or registration, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation or registration and its operating agreement or limited liability company agreement; (c) in the case of an exempted company or corporation, the certificate or articles of incorporation and its bylaws or memorandum and articles of association; (d) in the case of the Parent, the Amended and Restated Declaration of Trust, dated May 20, 2024, and the Bylaws, dated May 20, 2024; and (e) in the case of the Borrower, the Certificate of Formation, dated as of November 6, 2024, and the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of November 22, 2024; in each case, as amended, restated, amended and restated, supplemented or modified from time to time.

“Contingent Obligation” means, as to any Person, (a) any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt or obligation, (ii) to maintain the net worth, solvency or financial condition of another Person, (iii) otherwise to assure or hold harmless the holders of Debt or any other obligation of another Person against loss in respect thereof, or (iv) to contribute capital to another Person, or (b) any Hedging Contract of such Person. Notwithstanding the foregoing, the obligations of any Person with respect to any Portfolio Investments (including any related Capital Commitments or Portfolio Investment Purchase Obligations) shall not be considered a “Contingent Obligation” of such Person.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument (other than a Loan Document) to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the then-current Benchmark.

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date by the SOFR Administrator’s Website, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the relevant Governmental Authority for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion (in consultation with the Borrower).

“Debt” means, with respect to any Person, without duplication: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business that are not overdue by more than sixty (60) days; (d) all obligations under capitalized leases; (e) all obligations of others secured by a Lien on any asset owned by such Person whether or not such obligation or liability is assumed; (f) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers’ acceptances; (g) all Contingent Obligations; (h) all obligations under facilities for the discount or sale of receivables; and (i) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the date of determination. The principal amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or, in the case of any Debt issued with original issue discount, the accreted value of such Debt and the maximum liability of such Person under any letter of credit and bankers’ acceptances at such date. The maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on the relevant date of determination; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. Notwithstanding the foregoing, the term “Debt” shall not include (i) any obligation or liability (contingent or otherwise) which is designated as “remote” or excluded from the financial statements of the applicable Person in accordance with GAAP or the equivalent thereof in the applicable jurisdiction (as long as such obligation or liability is not being enforced) (ii) accrued management fees, incentive fees or other similar fees or compensation and (iii) any Portfolio Investment Purchase Obligations.

“Debt Portfolio Investments” has the meaning assigned to it in the definition of “Portfolio Investment”.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, and all relevant statutes and laws under any applicable jurisdiction, as are in effect from time to time during the term of the Loans.

“Default” means any condition or event that, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means on any day the lesser of: (a) the applicable interest rate for such outstanding amount (including the Applicable Margin) in effect on such day (or if no interest rate is otherwise applicable, the Alternative Base Rate plus the Applicable Margin) plus two percent (2%); and (b) the Maximum Rate.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that, as reasonably determined by the Administrative Agent: (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is or becomes the subject of comprehensive, territorial Sanctions, currently Cuba Iran, Syria, North Korea, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” of any Person means any Equity Interests of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the occurrence of any event), is required to be redeemed or is redeemable at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Debt, in whole or in part, at any time prior to the ninety-first (91st) day after the Stated Maturity Date.

“Distribution” means (a) any dividend, distribution or payment, direct or indirect, to or for the benefit of any holder of any Equity Interests of a Person now or hereafter outstanding, except (i) a Share Distribution or (ii) the issuance of Equity Interests upon the exercise of outstanding warrants, options or other rights, or (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of a Person now or hereafter outstanding.

“Distribution in Kind” means any non-cash dividend or non-cash distribution, direct or indirect, for the benefit of a holder of Equity Interests of a Private Equity Fund, of one or more investments held by such Private Equity Fund.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person other than those Persons described in Section 10.05(b)(v) (subject to such consents, if any, as may be required under Section 10.05(b)(iii)).

“Eligible Investment” means, as of any date, a Portfolio Investment (including any assets received as Distributions in Kind with respect to such Portfolio Investment which otherwise qualify as Portfolio Investments hereunder), in each case, that is not then subject to any security interest, Lien or other encumbrance (except for Permitted Liens).

On the Closing Date, the Eligible Investments shall be those investments listed on Schedule 4.13 hereto, provided that existing Portfolio Investments which no longer meet the criteria set forth herein, or any new Portfolio Investments (other than assets received as Distributions in Kind as contemplated herein and follow-on investments that are the same or substantially similar to the Portfolio Investments existing on the Closing Date) shall only be included as Eligible Investments for purposes of calculating the Borrowing Base to the extent the Administrative Agent has consented thereto (which consent shall not be unreasonably withheld or delayed). Schedule 4.13 may be updated from time to time to reflect the Eligible Investments in accordance with the requirements of the immediately preceding sentence.

Notwithstanding the foregoing, to the extent the Investment Subsidiary or any Holding Vehicle, as applicable, has incurred a Portfolio Investment Purchase Obligation with respect to a Portfolio Investment that otherwise satisfies the conditions above, such Portfolio Investment shall not be deemed an Eligible Investment until payment or satisfaction thereof.

“Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; (f) all other Laws relating to pollution or protection of the environment or natural resources including, air pollution, water pollution, noise control, or the use, handling, storage, transportation, treatment, discharge, disposal or Release or recovery of hazardous materials, or human exposure to hazardous materials, as each of the foregoing may be amended from time to time; and (g) any and all regulations promulgated under or pursuant to any of the foregoing.

“Environmental Liability” means any liability (whether vested or unvested, contingent or fixed, actual or potential, known or unknown), claim, demand, obligation, or cause of action, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under or relating to any Environmental Law, relating to any Hazardous Materials or resulting from any environmental common law cause of action asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any Environmental Liability arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Equity Interests” means, with respect to any Person, all (a) shares, options, warrants, membership interests, general, limited or preferred partnership interests or units or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or other entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the Securities Exchange Act of 1934, as amended) and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“Equity Portfolio Investments” has the meaning assigned to it in the definition of “Portfolio Investment”.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Section 9.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized, incorporated or registered under the laws of, or having its principal office or, in the case of any Lender, such Lender’s Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment; or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Exposure” means, for any date with respect to any Hedging Contract, the greater of (a) zero and (b) the amount that would be payable by a Loan Party pursuant to such Hedging Contract if all transactions thereunder were being terminated as of such date and without taking into account any margin, collateral or other amounts (however characterized) posted with respect to such Hedging Contract.

“Facility” means the revolving credit facility being made available to Borrower by the Lenders pursuant to Section 2.01(b), including the Commitments available thereunder.

“Fair Market Value” means, with respect to each Eligible Investment, the lesser of:

(a) (i) with respect to Liquid Investments, the current “mark-to-market” value of such Liquid Investment as determined by Markit Group Limited, Trade Reporting and Compliance Engine, LoanX, Inc. or as reported on a similar comparable service (as mutually agreed to in writing by the Administrative Agent and the Borrower) and (ii) with respect to any other Eligible Investment, the lower of (x) the Investment Policy Portfolio Valuation, as the foregoing is calculated in accordance with the Parent’s normal practices and GAAP, as provided in the most recent quarterly financial reports of the Parent, and (y) if applicable, the Write Down Valuation; and

(b) solely for purpose of this Agreement, including the calculation of the Borrowing Base hereunder, if the Administrative Agent at any time (acting reasonably and in good faith) determines that the valuation reported or calculated pursuant to clause (a) above with respect to an Eligible Investment is incorrect, incomplete, unreliable or uncertain (including, with respect to Debt Portfolio Investments, as a result of an event of default under the applicable Underlying Instrument or deteriorations in economic terms or covenants in the Underlying Instrument or otherwise), the Administrative Agent may appoint (in consultation with the Borrower) any third party valuation firm being a nationally recognized investment bank or valuation firm or accounting firm of international standing (a “Third Party Firm”) to provide the “net asset value” or other similar valuation (a “Third Party Valuation”) for such Eligible Investment (at the Borrower’s cost without limitation, provided, that, solely to the extent there exists no Event of Default, (x) the Borrower shall bear the costs of no more than one Third Party Valuation within the preceding twelve (12) months and (y) the costs of any additional Third Party Valuations within the preceding twelve (12) months shall be paid, or caused to be paid, by the Lenders) and, absent manifest error, the Third Party Valuation shall be conclusive for the purposes of determining Fair Market Value under this Agreement until delivery of the next Compliance Certificate pursuant to Section 7.01(c);

provided, however, in each case of clauses (a) and (b), that (x) such valuation or appraisal shall be adjusted for: (i) any Distributions from such Eligible Investment; and (ii) without duplication of any adjustments made for Distributions, any Capital Calls and Capital Contributions made for such Eligible Investment, in each case since the date of the most recent Investment Policy Portfolio Valuation or such later date of determination; (y) if a new Eligible Investment is received as a Distribution in Kind from an existing Eligible Investment, the Fair Market Value of such new Eligible Investment shall initially be the difference between the Fair Market Value of the existing Eligible Investment as determined immediately prior to such Distribution in Kind, and the Fair Market Value of such existing Eligible Investment immediately after giving effect to such Distribution in Kind, until such new Portfolio Investment is reflected in the financial statements delivered pursuant to Sections 7.01(a) and 7.01(b); and (z) if a Private Equity Investment Sponsor,

issuer, general partner or managing member, as applicable, of the Eligible Investment provides a “net asset value” of an Eligible Investment other than in accordance with GAAP (such as providing a tax basis as the “net asset value” thereof), then such value shall be adjusted by Parent to conform to GAAP for purposes of establishing the Fair Market Value of such Eligible Investment.

If the value of any Portfolio Investment is reported in a currency other than Dollars, then for purposes of determining the Fair Market Value of such Portfolio Investment, the currency of such Portfolio Investment shall be promptly converted into Dollars and reported in accordance with the usual and customary policies and procedures of Parent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means the Fee Letter dated of even date herewith between Borrower and the Administrative Agent.

“Fiscal Quarter” or “fiscal quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower, which shall be the twelve (12) month period ending on December 31 in each year or such other period as Borrower may designate and the Administrative Agent may approve in writing.

“Floor” means the benchmark rate floor, if any, provided in the Loan Documents initially (as of the execution of the Loan Documents, the modification, amendment or renewal of the Loan Documents or otherwise). For the avoidance of doubt the initial Floor for Term SOFR and Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Person” is defined in Section 2.09(e)(ii)(B).

“Fundamental Policies” means, collectively, (a) the policies and objectives for, and limits and restrictions on, investing by the Parent and its Subsidiaries (including the Borrower, Investment Subsidiary and any Holding Vehicle) set forth in the Prospectus as in effect on the Closing Date which may be changed only by a vote of a majority of the Parent’s outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and (b) all policies limiting the incurrence of Debt by the Parent and its Subsidiaries (including the Borrower, the Investment Subsidiary and any Holding Vehicle) as set forth in the Prospectus, as applicable, as in effect on the Closing Date.

“Funding Event” means any failure by a Sponsor Party to fund a Capital Call with respect to a Portfolio Investment in whole or in part which has the effect of (a) reducing the ownership interests, directly or indirectly, of the applicable Sponsor Party in such Portfolio Investment, (b) permitting the general partner or Issuer to charge any penalty, fee or interest, whether or not actually charged or (c) otherwise permitting the general partner or Issuer of any Private Equity Investment to declare such Person a “defaulting investor” under the applicable Private Equity Investment Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America on the date hereof, provided that for purposes of the financial statements required to be delivered pursuant to Section 7.01, “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time if, and only if, such financial statements are accompanied by a reconciliation between generally accepted accounting principles as in effect on the date hereof and those used in the preparation of those financial statements.

“Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantor” means each of the Parent and the Investment Subsidiary.

“Guaranty” is defined in Section 6.01.

“Hazardous Material” means any substance, material, or waste which is regulated, or for which liability may arise, under any Environmental Law due to its dangerous or deleterious properties or characteristics, including: (a) any substance, material or waste designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance, material or waste defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance, material or waste defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; (d) petroleum, petroleum products and petroleum waste materials; (e) asbestos or asbestos containing material; or (f) polychlorinated biphenyls.

“Hedging Contract” means, for any Person, any interest rate, commodity, foreign exchange or other similar agreement (including swaps, collars, caps, forwards and other derivative instruments) between such Person and one or more counterparties which has a value that is based upon fluctuations of interest rates, exchange rates or other prices either generally or under specific contingencies.

“Holding Vehicle” means an entity formed for the purpose of investing in and holding one or more Portfolio Investments (a) which is Controlled directly or indirectly by the Investment Subsidiary and/or the Parent (solely in its capacity as general partner, managing member or manager (or similar role)) and (b) the Equity Interests of which are 100% owned directly or indirectly by the Investment Subsidiary and/or the

Parent (solely in its capacity as general partner, managing member or manager (or similar role)); provided that, if such entity has a general partner, managing member or manager (or similar role), the Constituent Documents of such entity shall provide that such general partner, managing member or manager (or similar role) may be removed from such role by 100% of the equityholders of such entity.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 10.01(b).

“Ineligible Institution” means (a) any investment fund, private equity fund or other Person that is dedicated to purchasing private equity fund limited partnership interests in the secondary market or whose primary business is the management of private equity funds (including secondary investment funds) or (b) any Affiliate or direct or indirect Subsidiary of any Person referred to in clause (a) above (other than a commercial or investment bank); provided that any Affiliate of a commercial or investment bank that sponsors any Person referred to in clause (a) or clause (b) above shall be deemed an Ineligible Institution.

“Initial LTV” means 20%.

“Initial Spread” is defined in the definition of “Applicable Margin.”

“Interest Payment Date” means the last Business Day of each Interest Period and the Maturity Date.

“Interest Period” means, as to each Benchmark Rate Loan, the period commencing on the date such Benchmark Rate Loan is disbursed or converted to or continued as a Benchmark Rate Loan and ending on the date three (3) months thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Benchmark Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Benchmark Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the applicable Stated Maturity Date; and

(d) the initial Interest Period with respect to any Benchmark Rate Loan made on or after the Closing Date shall commence on the date such Benchmark Rate Loan is disbursed and end on the date that is the last Business Day of the calendar quarter during which such Benchmark Rate Loan was made.

“Investment” means, as applied to any Person, (a) any direct or indirect acquisition by that Person of securities or partnership interests or other interest of any other Person, or all or any substantial part of the business or assets of any other Person and (b) any direct or indirect loan, advance or capital contribution by that Person to any other Person.

“Investment Advisor” means Franklin Templeton Fund Adviser, LLC.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor Act, as amended.

“Investment Management Agreement” means that certain management agreement, dated as of September 5, 2024, by and between the Parent and the Investment Advisor, as such agreement may be amended, restated, amended and restated, supplemented or modified from time to time.

“Investment Policy Portfolio Valuation” is defined in Section 7.11.

“Investor” means, (a) in respect of a Loan Party, any Person who has been admitted as a limited partner, non-managing member or shareholder of such Person and (b) in respect of any Private Equity Investment, any Person who (i) has been admitted as a limited partner, non-managing member or shareholder of such Private Equity Fund or (ii) is a guarantor of, or is otherwise liable (contingently or otherwise) for obligations to such Private Equity Fund of a Person described in clause (i) above.

“IRS” means the United States Internal Revenue Service.

“Issuer” means in the case of any Investment which is (a) debt, the Person who is the issuer or obligor of such debt and (b) Equity Interests or a Private Equity Investment, the relevant Person or Private Equity Fund who has issued such Equity Interests or Private Equity Investment.

“JPM” has the meaning ascribed to it in the Preamble.

“Judgment Currency” is defined in Section 10.18.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, policies, common law, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” is defined in the Preamble.

“Lender’s Lending Office” means as to any Lender, (a) in the case of any payment with respect to Benchmark Rate Loans, in any currency, the office, branch or Affiliate of such Lender identified in Schedule 1.01(B) as its “Benchmark Lending Office” or such other office, branch or Affiliate as such Lender may hereafter designate as its Benchmark Lending Office by notice to Borrower and the Administrative Agent with respect to Benchmark Rate Loans in such currency and (b) in the case of any payment with respect to Base Rate Loans or any other payment under the Loan Documents, the office, branch or Affiliate of such Lender identified in Schedule 1.01(B) as its “Domestic Lending Office” or such other office, branch or Affiliate as such Lender may hereafter designate as its Domestic Lending Office for Base Rate Loans or such other payments by notice to Borrower and the Administrative Agent, as applicable.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

“Liquid Investments” means readily marketable Investments that are fixed income securities and other credit instruments, derivatives and other investment companies, including money market funds and exchange traded funds (but not including, for the avoidance of doubt, any Cash Equivalents).

“Loan Documents” means, collectively, this Agreement, any Note, the Collateral Documents, the Fee Letter and any other agreement, instrument or other writing executed and delivered to the Administrative Agent or any Lender by a Loan Party in connection herewith that the parties thereto agree constitutes a “Loan Document”, and all amendments, exhibits and schedules to any of the foregoing.

“Loan Notice” is defined in Section 2.01(c).

“Loan Party” means each of the Parent, the Borrower and the Investment Subsidiary.

“Loan to Value Ratio” or “LTV” means, as of any date of calculation, the ratio of (a) the sum of (i) the Total Outstandings plus (ii) all accrued and unpaid interest thereon and all accrued and unpaid fees due hereunder plus (iii) without duplication, all outstanding Portfolio Investment Purchase Obligations of the Borrower to (b) the Borrowing Base, in each case, as of such date.

“Loans” means an advance made by any Lender under the Facility in accordance with Section 2.01(b).

“Management Fees” means, pursuant to the Investment Management Agreement, a quarterly management fee paid by the Parent to the Investment Advisor not to exceed an annual rate of 1.25% (or such higher rate agreed to by the Required Lenders in their reasonable discretion) based on the value of the Parent’s net assets calculated and accrued monthly as of the last business day of each month; provided that, for the avoidance of doubt, “Management Fees” shall exclude any incentive, performance or similar fees owed by the Parent to the Investment Advisor; provided further that, for the avoidance of doubt, the foregoing limitations shall only apply for purposes of the circumstances set forth in Section 5.02(b).

“Margin Regulations” means Regulations T, U and X of the Federal Reserve Board, as amended from time to time.

“Margin Stock” means “margin stock” as defined in the Regulation U.

“Material Adverse Change” means any circumstance or event which would reasonably be expected to result in a Material Adverse Effect.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of any Loan Party, taken as a whole, except to the extent that any representation or warranty set forth in Article 4 applies to a specific Person (or Persons), in which case such representation or warranty shall apply to such Person (or Persons); (b) any material adverse effect upon the validity, performance or enforceability against any Loan Party with respect to the Loan Documents to which they are a party; (c)

any material impairment of the ability of any Loan Party to fulfill its obligations under any Loan Document; or (d) any material adverse effect on the ability of the Administrative Agent or any Lender to exercise its rights and remedies under any Loan Document.

“Material Amendment” is defined in Section 8.08.

“Material Investment Event” means any of the following with respect to:

(I) an Equity Portfolio Investment: (a) any action under any Debtor Relief Law relating to the Private Equity Investment Sponsor or Issuer thereof; (b) default by the applicable Loan Party in its material payment obligations relating to such investments (including without limitation, failure of such Loan Party with respect to its Portfolio Investment obligations, including failure to fund any duly called Capital Call in respect of such Portfolio Investment) beyond any applicable notice and cure period contained in the Constituent Documents of the issuer of such Portfolio Investment; (c) at any time, a decline in the Fair Market Value of such Equity Portfolio Investment of fifty percent (50%) or more compared to the purchase price of such Portfolio Investment (calculated as the amount of Capital Contributions made by the Sponsor Parties less the amount of Distributions received with respect thereto); (d) any complete Write-Down of the value of such Portfolio Investment by the applicable Loan Party; (e) any change in investment strategy or change of control of the Issuer or the Private Equity Investment Sponsor of such Portfolio Investment, unless, in the reasonable discretion of the Administrative Agent, such change does not materially and adversely impact the Fair Market Value of such Portfolio Investment; (f) a failure of the Issuer of such Portfolio Investment to deliver the financial statements (consistent with those described in Sections 7.01(a) and (b), on the timelines specified therein) with respect to such Portfolio Investment, but only as long as such failure exists; (g) if such Portfolio Investment is held by a Holding Vehicle, an event of the type described in Sections 9.01(e), 9.01(f) or 9.01(h) has occurred with respect to such Holding Vehicle; and (f) any event which, in the reasonable discretion of the Administrative Agent, materially impairs the ability of the investment manager or any other officer or manager acting in a similar capacity to direct or cause the direction of the management, policies or investment strategy of the applicable Portfolio Investment; and

(II) a Debt Portfolio Investment: (a) any action under any Debtor Relief Law has occurred with respect to the borrower, issuer or other obligor of such Debt Portfolio Investment; (b) there has occurred an event of default as to the payment of principal, interest and/or capitalized interest, or as to compliance with any financial covenant contained in the instrument or agreement pursuant to which such Debt Portfolio Investment was issued or created (the “Underlying Instrument”), in each case, after giving effect to any grace periods thereunder; (c) there has occurred any other event of default under the Underlying Instrument, and the agent or lenders thereunder have declared all obligations thereunder immediately due and payable; (d) there has occurred a deterioration of 1.50 or more turns in the ratio of total debt to EBITDA of the related underlying obligors, with “total debt” and “EBITDA” having the meanings assigned in the related Underlying Instruments or, if not defined therein, as determined by the Administrative Agent in its sole and absolute discretion; or (e) there has been a deterioration of 1.25 or more turns in the “Interest Coverage Ratio” (or similar term, in each case, having the meanings assigned to such term in the related Underlying Instrument or, if not defined therein, as determined by the Administrative Agent in its sole and absolute discretion).

In the event of a Material Investment Event, the relevant Portfolio Investment with respect to which such Material Investment Event has occurred shall, at the election of the Administrative Agent, be excluded from the Borrowing Base.

“Maturity Date” means the earlier of: (a) the Stated Maturity Date, and (b) the date upon which the Administrative Agent exercises its rights hereunder to declare the Obligations due and payable after the occurrence of an Event of Default whether by acceleration or otherwise.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Minimum Funding Amount” means, on any date of determination (a) from and including the Closing Date, to but excluding the six (6) month anniversary of the Closing Date, 0% of the aggregate Commitments, (b) from and including the six (6) month anniversary of the Closing Date, to but excluding the one (1) year anniversary of the Closing Date, 20% of the aggregate Commitments and (c) from and including the one (1) year anniversary of the Closing Date until the Maturity Date, 40% of the aggregate Commitments.

“Minimum NAV Test” means the asset test described in Section 8.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions or with respect to which any Loan Party or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit A.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it.

“Obligations” means all present and future obligations and liabilities of the Loan Parties of every type and description arising under the Loan Documents (or as provided therein, arising in connection therewith) due or to become due to the Administrative Agent or Lenders, or any other Person entitled to indemnification under the Loan Documents, whether for principal, interest, expenses, indemnities or other amounts (including attorneys’ fees and expenses) and whether due or not due, direct or indirect, joint, several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

“Overnight Rate” means, for any day, the Federal Funds Effective Rate.

“Parent” is defined in the Preamble.

“Parent Status” is defined in Section 4.08(b).

“Parent Valuation Policy” means the Parent’s valuation policies regarding the Portfolio Investments of Parent as provided to the Administrative Agent in writing prior to the Closing Date, as amended from time to time in accordance with this Agreement.

“Participant” is defined in Section 10.05(e).

“Participant Register” is defined in Section 10.05(e).

“Patriot Act” is defined in Section 10.19.

“Payment” is defined in Section 11.07(c)(i).

“Payment Notice” is defined in Section 11.07(c)(ii).

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate or with respect to which any Loan Party or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Investment Restructuring” means, in the case of a Portfolio Investment, a restructuring or replacement thereof not initiated by any Loan Party.

“Permitted Liens” is defined in Section 8.01.

“Permitted Tax Distributions” means with respect to each taxable year (or calendar year, as relevant), dividends and distributions by the Borrower to the Parent (in each case pro rata relative to the other direct and indirect income of the Parent), and by the Parent to its direct or indirect equity owners, to the extent required to allow the Parent to make sufficient distributions to qualify and maintain its status as a Regulated Investment Company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed the amounts that the Borrower would have been required to distribute to the Parent (without duplication) to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a Regulated Investment Company for any such taxable year, (ii) reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero (0) its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of clauses (i) through (iii), calculated assuming that the Borrower had qualified and elected to be taxed as a Regulated Investment Company under the Code.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof, irrespective of whether they have separate legal personality in their jurisdiction of incorporation, registration or formation.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any Subsidiary thereof or any such Plan to which any Loan Party or any Subsidiary thereof is required to contribute on behalf of any of its employees or with respect to which any Loan Party or any Subsidiary thereof otherwise has any liability or reasonable expectation of liability.

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulation.

“Plan Cure LTV” means 25%.

“Plan LTV Breach Date” is defined in Section 2.05(b)(ii).

“Plan LTV Incremental Spread” means (a) for the thirty (30) day period following the Plan LTV Breach Date, an increase of 0.50% in the Applicable Margin in effect immediately prior to giving effect to this clause (a), and (b) for each subsequent thirty (30) day period thereafter, an additional increase in the Applicable Margin then in effect of 1.00% for such thirty (30) day period; provided, that (i) the increases in the Applicable Margin pursuant to the Plan LTV Incremental Spread shall not, in the aggregate, exceed 2.50% (i.e. the total Applicable Margin shall not exceed 5.50%) and (ii) during an Event of Default, the Plan LTV Incremental Spread shall apply in lieu of, and not in addition to, the Default Rate.

“Portfolio” means, collectively, all of the Portfolio Investments.

“Portfolio Documents” means, (a) for each Private Equity Investment, (i) the Private Equity Investment Agreement and (ii) any related subscription agreement or other offering materials governing such Private Equity Investment from time to time and (b) for any other Portfolio Investment, the agreements and other documents governing such Portfolio Investment from time to time.

“Portfolio Investment” means (a) any Private Equity Investment which is comprised of limited partnership interests, limited liability company interests, corporate shares or similar interests, or equity investments directly or indirectly held or maintained by a Sponsor Party other than the Parent (limited to such Private Equity Investments as disclosed on Schedule 4.13), including any such investment received as Distributions in Kind (this clause (a), “Equity Portfolio Investments”), (b) any corporate loans or other debt investments directly held or maintained by a Sponsor Party other than the Parent, including any such investment received as Distributions in Kind (this clause (b), “Debt Portfolio Investments”) and (c) any Liquid Investments held by the Parent; provided for the avoidance of doubt, in no event shall any Sponsor Party’s Equity Interests in another Sponsor Party be deemed to be a Portfolio Investment for any purpose under this Agreement or any other Loan Document.

“Portfolio Investment Purchase Obligations” means all obligations of a Sponsor Party with respect to (a) equity commitment letters or guarantees in connection with the purchase of a Portfolio Investment and (b) the payment of deferred purchase price, acquisition price, or any similar cost or liability with respect to any Portfolio Investment; provided that such obligations shall be general unsecured obligations of such Person and there shall be no recourse to, or proprietary claim or clawback right with respect to, the applicable Portfolio Investment. The Loan Parties shall use commercially reasonable efforts to ensure that (i) the sole obligor with respect to any Portfolio Investment Purchase Obligations is the Parent prior to any other Sponsor Party incurring or otherwise becoming liable for such Portfolio Investment Purchase Obligations and (ii) the Parent and the Borrower shall be the obligors with respect to any Portfolio Investment Purchase Obligations prior to any other Sponsor Party incurring or otherwise becoming liable for such Portfolio Investment Purchase Obligations.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Equity Fund” means any of the private equity funds (including continuation funds and special purpose vehicles) with respect to which the Private Equity Investments are made.

“Private Equity Investment” means an investment by a Sponsor Party (limited to such Private Equity Investments as disclosed on Schedule 4.13), pursuant to which such Sponsor Party (a) has been admitted as a limited partner, non-managing member, shareholder or similar equity holder of a Private Equity Fund or (b) is a guarantor of, or is otherwise liable (contingently or otherwise) for, obligations to such Private Equity Fund of a Person described in clause (a) above.

“Private Equity Investment Agreement” means the partnership agreement, limited liability company agreement, shareholder agreement, subscription agreement or other similar document governing and evidencing a Private Equity Investment, including any side letters relating thereto to which a Sponsor Party is a party.

“Private Equity Investment Sponsor” means a sponsor, general partner, investment manager or other Person performing a similar role with respect to a Private Equity Investment, and in respect of any particular Private Equity Investment, the Person named as the “Sponsor” in Schedule 4.13 hereof and its successors, as such schedule may be revised from time to time after the Closing Date as reasonably agreed by the Administrative Agent and Borrower.

“Proceeds” means the proceeds of the Disposition, realization or distributions of any Portfolio Investment other than Distributions in Kind.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned by Borrower, or secures any investment of Borrower.

“Prospectus” means the Parent’s current prospectus and current statement of additional information, and any subsequent prospectus or statement of additional information of the Parent, each as may be amended, supplemented or restated from time to time.

“Rating” means, for any Person, its senior unsecured debt rating or equivalent thereof, such as, but not limited to, a corporate credit rating from either of S&P or Moody’s.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means if such Benchmark is the Term SOFR, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting.

“Regulated Investment Company” means a “regulated investment company” within the meaning of Section 851 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of any Hazardous Material through or in the air, soil, surface water or groundwater of any Property.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, Lenders (other than Defaulting Lenders) collectively holding greater than 50% of the sum of the Total Outstandings and aggregate unused Commitments; provided that the unused Commitments and Total Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required LTV Plan” is defined in Section 2.05(b)(ii).

“Required LTV Prepayment” is defined in Section 2.05(b)(i).

“Reset LTV” means the Initial LTV.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any director, managing director, chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Person or a general partner of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“S&P” means Standard & Poor’s Rating Services, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means at any times, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in, or any Governmental Authority of, a Designated Jurisdiction or (c) any Person 50% or more directly or indirectly owned by, controlled by or acting for the benefit or on behalf of any Person, individually, or Persons, together, described in clauses (a) or (b) above.

“Screen Rate” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided however that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the Investment Company Act and the Securities Act.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and each sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.05.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreement” means that certain Pledge and Security Agreement dated of even date herewith, in substantially the form of Exhibit C hereto, executed by the applicable Sponsor Parties and granting a security interest in and to the collateral described therein to the Administrative Agent, in favor of the Lenders (which shall be first priority, subject to Permitted Liens).

“Senior Security” has the meaning set forth in Section 18(g) of the Investment Company Act and related SEC guidance.

“Share Distribution” means any dividend, distribution or payment, direct or indirect or for the benefit of any holder of any Equity Interests of a person now or hereafter outstanding, payable solely in shares or equivalents of the same class of Equity Interests of the Person paying such dividend, distribution or payment or another class of Equity Interests of such Person so long as such other class does not have any mandatory prepayment obligations in favor of the holder of such Equity Interests except for payment obligations that are effective at least 91 days after the Stated Maturity Date.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by NYFRB on the Federal Reserve Bank of New York’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor Party” means each Loan Party and each Holding Vehicle.

“Stated Maturity Date” means March 31, 2028, subject to extension pursuant to Section 2.01(i).

“Subsidiary” means, with respect to any Person, any other Person of which more than fifty percent (50%) of the total voting power of the Equity Interests entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Interest Period, the sum of (a) 0.25% (25 basis points) and (b) the Term SOFR Reference Rate; provided that if the Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it in the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party Firm” is defined in the definition of “Fair Market Value.”

“Total Outstandings” means the aggregate amount of all Loans.

“Type” means any type of Loan (i.e., a Base Rate Loan or Benchmark Rate Loan).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 0.00%, the Unadjusted Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement.

“Undrawn Amount” means, on any applicable date of determination, the Minimum Funding Amount minus the Total Outstandings.

“Undrawn Fee” has the meaning set forth in Section 2.03(g).

“Unfunded Capital Commitments” means, with respect to any Investor at any time, the unfunded or remaining Capital Commitment of such Investor that may be called in accordance with the terms of the relevant Private Equity Investment Agreement, as reported by the general partner or manager of the relevant Private Equity Fund.

“Unused Revolving Facility Amount” means, on any applicable date of determination, (a) the aggregate Commitments of all Lenders minus (b) the greater of (x) solely to the extent an Undrawn Fee is due and payable for such applicable period, the Minimum Funding Amount in effect on such date and (y) the Total Outstandings.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 2.09(e)(ii)(B)(3).

“Withholding Agent” means Borrower, Parent and the Administrative Agent.

“Write-Down” is defined in Section 7.11.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Write-Down Valuation” is defined in Section 7.11.

Section 1.02. Related Matters.

(a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

(b) Determination. Any determination or calculation contemplated by this Agreement that is made by the Administrative Agent or any Lender in accordance with the terms of this Agreement shall be final and conclusive and binding upon Borrower in the absence of manifest error. References in this Agreement to any “determination” by the Administrative Agent or any Lender include good faith estimates by the Administrative Agent or such Lender (in the case of quantitative determinations), and good faith beliefs by the Administrative Agent or such Lender (in the case of qualitative determinations). All references herein to “discretion” of the Administrative Agent or any Lender (or terms of similar import) shall mean “absolute and sole discretion”, except as otherwise expressly provided in this Agreement. All consents and other actions of the Administrative Agent or any Lender contemplated by this Agreement may be given, taken, withheld or not taken in the Administrative Agent or such Lender’s discretion (whether or not so expressed), except as otherwise expressly provided herein.

(c) Other Terms and Determinations. Unless otherwise specified herein (and whether or not expressly stated), (i) all non-capitalized terms defined in Article 8 or 9 of the Uniform Commercial Code, as in effect in the State of New York from time to time, are used herein as so defined and (ii) all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a consistent basis. Notwithstanding the foregoing, (x) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-2047 on financial liabilities shall be disregarded, and (y) if at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Administrative Agent shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(d) [Reserved].

(e) Division of Limited Liability Company or Limited Partnership. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f) Interest Rates. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.08 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g) Holding Vehicles. Each reference in this Agreement and each other Loan Document to a Holding Vehicle (including in such Holding Vehicle’s capacity as a Sponsor Party) taking, refraining from, or failing to take any action or observe any covenant shall be deemed a reference to the Investment Subsidiary causing, or failing to cause, such Holding Vehicle to take, refrain from or fail to take such action or observe such covenant.

ARTICLE 2

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.01. Loans.

(a) [Reserved].

(b) Revolving Credit Borrowing. Subject to the terms and conditions herein set forth, each Lender severally agrees to make Benchmark Rate Loans in Dollars to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed such Lender’s Commitment; provided, however, that, after giving effect to any Borrowing,

(i) the Total Outstandings shall not exceed the aggregate Commitments and (ii) the Total Outstandings would not exceed the Available Loan Amount as of such date. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Loans under this Section 2.01(b), prepay Loans under Section 2.05, and reborrow Loans under this Section 2.01(b).

(c) Loan Notice. Borrower shall request the Loans by delivery of an irrevocable written loan notice (the “Loan Notice”) signed by a Responsible Officer of Borrower in substantially the form of Exhibit G and containing: (i) the requested date of the Borrowing (which shall be a Business Day during the Availability Period); (ii) the principal amount of the Loans to be borrowed; (iii) to which account(s) the proceeds of the Borrowing should be directed; and (iv) a calculation of the Borrowing Base and the Loan to Value Ratio (after giving effect to the requested Borrowing). The Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (New York time) three (3) Business Days prior to the requested date of Borrowing (or such shorter period as the Administrative Agent may agree to).

(d) Funding. On the Closing Date or any other date on which a Borrowing is to be made hereunder, not later than 2:00 p.m. (EST) or such later time as may be agreed to by Borrower and the Administrative Agent, and subject to and upon satisfaction of the applicable conditions set forth in Article 3 as determined by the Administrative Agent in its sole discretion, each Lender will make available to the Administrative Agent its ratable portion of the funds requested under clause (b) above on the applicable borrowing date. The failure of any Lender to advance the proceeds of its Applicable Percentage of any Loan required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Applicable Percentage of any Loan required to be advanced hereunder.

(e) Benchmark Rate Loans. The Loans shall be Benchmark Rate Loans or in the event that Benchmark Rate Loans are unavailable pursuant to Section 2.08, may be converted into Base Rate Loans in accordance with Section 2.08.

(f) Tranches. Notwithstanding anything to the contrary contained herein, no more than five (5) Benchmark Rate Loan Interest Periods may be in effect hereunder at any one time.

(g) Minimum Loan and Commitment Increase Amounts. Each Benchmark Rate Loan shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000, and each Commitment Increase shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $2,500,000.

(h) Commitment Increase. Borrower may, by written notice to the Administrative Agent from time to time, request an increase in the Commitments under this Agreement (in an aggregate amount not to exceed $50,000,000), which shall be subject to the approval of the Administrative Agent (and if so approved by the Administrative Agent, the “Commitment Increase”); provided that the Administrative Agent shall respond to any such notice within ten (10) Business Days after receipt thereof (with any failure to respond to such notice within such period deemed to be a declination of such request). Such notice shall set forth (1) the amount of the Commitment Increase being requested (which shall meet the requirements of Section 2.01(g)) and (2) the date on which such Commitment Increase is requested to be made (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice (or such shorter or longer periods as the Administrative Agent may agree)). Each Lender shall be entitled to agree or decline to provide any such Commitment Increase, in its sole and absolute discretion. Unless agreed to by Borrower, the Administrative Agents and the Lenders providing such Commitment Increase, the Commitment Increase shall otherwise be on terms identical to the existing Commitments hereunder. The loans to be made under such Commitment Increase shall be subject to LTV terms as well as conditions precedent to closing (solely to extent as required by the Administrative Agent and the Lenders providing such Commitment Increase).

(i) Extension of Loan. Borrower may, by written notice to the Administrative Agent no later than sixty (60) days prior to the current Stated Maturity Date, request to extend the Stated Maturity Date for one or more additional periods of up to one (1) year each, which request shall be subject to the approval of the Administrative Agent and each Lender, in its sole discretion.

Section 2.02. Use of Proceeds. (a) The proceeds of the Loans shall be used (x) for the Loan Parties’ general corporate purpose to the extent permitted pursuant to the Constituent Documents, including to finance the purchase of Eligible Investments, to make Capital Contributions, satisfy Capital Commitments, to make Distributions to Investors (including Permitted Tax Distributions) or otherwise satisfy repurchases of capital, and pay any fees and expenses related thereto, and (y) to pay the applicable upfront fees pursuant to the Fee Letter, in each case subject to the terms and conditions hereunder.

(b) No part of the proceeds of the Loans shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose, in each case, in violation of the Margin Regulations.

(c) Neither Lenders nor the Administrative Agent shall have any liability, obligation or responsibility whatsoever with respect to Borrower’s use of the proceeds of the Loans, and neither Lenders nor the Administrative Agent shall be obligated to determine whether or not Borrower’s use of the proceeds of the Loans are for purposes permitted under its Constituent Documents. Nothing, including, without limitation, any Borrowing, any conversion or continuation thereof, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lenders or the Administrative Agent as to whether any investment by Borrower is permitted by the terms of its Constituent Documents.

Section 2.03. Interest; Fees.

(a) Interest Rate and Elections.

(i) Interest Rate and Interest Period. Subject to the provisions of clause (ii) below:

(i) each Benchmark Rate Loan shall bear interest for each Interest Period at a rate per annum equal to the Benchmark for such Interest Period plus the Applicable Margin and (ii) each Base Rate Loan shall bear interest from the applicable borrowing date at a rate per annum equal to the Alternative Base Rate plus the Applicable Margin. Accrued interest on Loans shall be payable in arrears on each Interest Payment Date or when the Loans shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise); provided that the Administrative Agent shall provide to Borrower notice of the amount of interest to be paid not less than five (5) Business Days prior to each such Interest Payment Date.

(ii) Overdue Amounts.

(1) If any amount of principal of the Obligations is not paid when due, then (in lieu of the interest rate provided in Section 2.03(a)(i)), at the election of the Administrative Agent, such amount shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(2) While any Event of Default exists, then (in lieu of the interest rate provided in Section 2.03(a)(i)), at the election of the Administrative Agent, the principal amount of the Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

(b) Payment of Interest.

(i) Interest. Interest on the Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of the Borrowing by the Administrative Agent, consistent with the provisions of this Section 2.03, notwithstanding whether Borrower received the benefit of such Borrowing as of such date. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent.

(ii) Interest Payment Dates. Accrued and unpaid interest (i) on the Obligations shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date and (ii) on any Obligation of Borrower hereunder on which Borrower is in default shall be due and payable at any time and from time to time following such default upon demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Determination of Rate. Each change in the rate of interest for any Loan shall become effective, without prior notice to Borrower, automatically as of the opening of business of the Administrative Agent on the date of said change. The Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Benchmark Rate Loans upon determination of such interest rate. The determination of any Benchmark or any component thereof, by the Administrative Agent shall be conclusive in the absence of manifest error.

(d) Upfront Fee. Borrower shall pay to the Administrative Agent, for the account of each Lender, an upfront fee on the Closing Date as set forth in the Fee Letter.

(e) Commitment Fee. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage of the Facility for each Fiscal Quarter, a commitment fee (the “Commitment Fee”) equal to 0.80% per annum of the actual daily Unused Revolving Facility Amount during such Fiscal Quarter, subject to adjustment as provided in Section 2.14. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 3.02 is not met, and shall be due and payable quarterly in arrears on each Interest Payment Date, commencing with the first such date to occur after the Closing Date. The Commitment Fee shall be calculated quarterly in arrears.

(f) Computations of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on the Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.04, bear interest for one day.

(g) Minimum Utilization Fee. If the Total Outstandings are less than the Minimum Funding Amount on any date during the Availability Period, then the Borrower agrees to pay or cause to be paid to the Administrative Agent, for the account of each Lender, an undrawn fee (the “Undrawn Fee”) which shall accrue on each day during the Availability Period at a per annum rate equal to the Applicable Margin on the actual daily Undrawn Amount. Accrued Undrawn Fees shall be payable in arrears on each Interest Payment Date, commencing with the first such payment date to occur after the Closing Date and on the last day of the Availability Period. The Undrawn Fee shall be calculated quarterly in arrears.

Section 2.04. Notes; Payment of Obligations.

(a) Notes. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 10.05(b). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error. Upon request of any Lender made through the Administrative Agent, the Borrower shall prepare, executive and deliver to such Lender a promissory note of the Borrower payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit A attached hereto.

(b) Maturity. The principal amount of the Loans outstanding, together with any accrued interest thereon, and all accrued fees and other amounts due and payable hereunder, shall be due and payable on the Maturity Date.

(c) Payments Generally. All payments of principal of and interest on the Obligations under this Agreement by Borrower to or for the account of the Lenders shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by Borrower. Except as otherwise expressly provided herein, any and all payments by Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Lending Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York time) on the date specified herein.

(d) Location of Payments. Without limiting the generality of the foregoing, the Administrative Agent shall require that any payments due under this Agreement be made in the United States. Funds received after 2:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Applicable Percentage (or other applicable share as provided herein) of each payment received by the Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender’s Lending Office. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(e) Clawback.

(i) Funding by Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Benchmark Rate Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.01(e) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith (x) in the case of such Lender, on demand and (y) in the case of Borrower, if such Lender has not paid such amount to the Administrative Agent within three (3) Business Days, within fifteen (15) Business Days following demand, such corresponding amount in same day funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at: (a) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and (b) in the case of a payment to be made by Borrower, the interest rate applicable to the related Loans. If Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in same day funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.

Section 2.05. Prepayments.

(a) Optional Prepayments.

(i) Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans or terminate or reduce any Commitments, in whole or in part without premium or penalty (except as set forth in clause (iii) of this Section 2.05(a)); provided that any such termination or reduction of any Commitments shall be in compliance with Section 2.05(b)(iii). Such notice shall specify the date and amount of such prepayment, termination or reduction and, if applicable, the Type(s) of Loans to be prepaid (which prepayment, termination or reduction date shall be a Business Day not less than three (3) Business Days after the date of such notice or such shorter period as the Administrative Agent may agree to). Any prepayment of any Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.10.

(ii) [Reserved].

(iii) In connection with any voluntary termination of the Commitments, or any permanent reduction of the Commitments made on or prior to the date that is twenty-four (24) months after the Closing Date, Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with such Lender’s Applicable Percentage, a prepayment premium in an amount equal to the product of: (x) the amount of the Commitments being so terminated or permanently reduced, (y) the Applicable Margin in effect at such time multiplied by 50% and (z) the number of days remaining (as of the scheduled date of such termination or reduction) to the twenty-four (24) month anniversary of the Closing Date divided by 360. Such prepayment premium shall be due and payable on the date of such voluntary termination or reduction.

Notwithstanding the foregoing, (A) to the extent a Lender (or its Affiliate) participates in a refinancing of the Loans in proportion to, or in excess of, its Applicable Percentage as of the date of such refinancing, and the proceeds of such refinancing are used to permanently reduce or terminate the Commitments, (B) if all or any portion of the Commitments are permanently reduced pursuant to a refinancing transaction consummated because any Lender did not consent to an extension of the Stated Maturity Date pursuant to Section 2.01(i) hereof, or (C) to the extent a Lender is a Defaulting Lender hereunder, Borrower shall not be required to pay a prepayment premium pursuant to the foregoing clause

(iii) with respect to such Lender.

(b) Mandatory Prepayments.

(i) If, at any time, the Loan to Value Ratio on such date is greater than or equal to the Cash Cure LTV (including as a result of the reduction in the Fair Market Value of an Eligible Investment, a Material Investment Event, a complete or partial sale or realization of an Eligible Investment, or failure to comply with the Concentration Limit), Borrower shall prepay to the Administrative Agent, for the benefit of the Lenders, within three (3) Business Days, such aggregate principal amount of Loans as shall be necessary so that, after giving effect to such prepayment, the Loan to Value Ratio on such date does not exceed the Reset LTV (the amount of such required prepayment being the “Required LTV Prepayment”) (without, for the avoidance of doubt, a permanent reduction in the Commitments thereunder);

(ii) If, at any time, the Loan to Value Ratio on such date (a “Plan LTV Breach Date”) is greater than or equal to the Plan Cure LTV (including as a result of the reduction in the Fair Market Value of an Eligible Investment, a Material Investment Event, a complete or partial sale or realization of an Eligible Investment, or failure to comply with the Concentration Limit), Borrower shall, within five (5) Business Days of the Plan LTV Breach Date, provide to the Administrative Agent a plan of action for liquidity generation and/or Disposition of assets (a “Required LTV Plan”) to reduce the Loan to Value Ratio to not greater than the Reset LTV. Any such plan shall be subject to the approval of the Administrative Agent (in its sole discretion) and, if approved, Borrower shall have ninety (90) days from the approval of a Required LTV Plan to comply with such Required LTV Plan and reduce the Loan to Value Ratio to not greater than the Reset LTV (so long as the Administrative Agent has not delivered written notice to Borrower stating that, in the judgement and discretion of the Administrative Agent exercised in good faith, Borrower is not diligently pursuing the execution of such approved plan). For the avoidance of doubt, if, on any day an approved Required LTV Plan is in effect and there is a subsequent increase in the Loan to Value Ratio, Borrower shall be required under this clause (ii) to make such additional Required LTV Prepayments as if it were a new mandatory prepayment including, if necessary, subject to another such Required LTV Plan. The Applicable Margin on the Loans shall be increased by the Plan LTV Incremental Spread until Borrower has reduced the Loan to Value Ratio to be at or not greater than the Reset LTV, at which time Borrower shall no longer be subject to the Plan LTV Incremental Spread, and the Applicable Margin shall reset to the Initial Spread.

(iii) If, as of any date of determination, the aggregate principal amount of the Loans then outstanding shall exceed the aggregate amount of the Commitments as of such date, then Borrower shall be required to prepay the Loans, within three (3) Business Days, in an amount sufficient to cause the aggregate principal amount of the Loans then outstanding to be equal to or less than the aggregate amount of the Commitment.

Section 2.06. Manner of Payment. (a) Except as otherwise expressly provided, Borrower shall make each payment under the Loan Documents to the Administrative Agent, for the benefit of the Lenders, in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or Taxes (other than Excluded Taxes), at the Administrative Agent’s Lending Office not later than 2:00 p.m. (New York time) on the due date thereof. Any payments received after 2:00 p.m. (New York time) on any Business Day shall be deemed received on the next succeeding Business Day. Without limiting the rights of the Lenders under Section 10.09, following the occurrence and during the continuance of an Event of Default, each Lender shall have the right, at any time, to charge any account of Borrower maintained with such Lender for the amount of any payment due by Borrower under the Loan Documents or to deduct the amount of any such payment from any remittance due to Borrower hereunder.

(b) Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall instead be made on the next succeeding Business Day, together with interest accrued during the period of such extension.

Section 2.07. Increased Costs Generally.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Benchmark Rate Loans made by a Lender;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making or maintaining any Loan the interest on which is determined by reference to the Benchmark (or, in the case of clause (ii), any Loan) (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or such Lender’s Lending Office or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.08. Mandatory Suspension and Conversion of Benchmark Rate Loans.

(a) Illegality. If any Lender determines, reasonably and in good faith, that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or such Lender’s Lending Office to make, maintain or fund Loans whose interest is determined by reference to any Benchmark (or component thereof), or to determine or charge interest rates based upon any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable offshore interbank market, on notice thereof by such Lender to Borrower through the Administrative Agent, any obligation of such Lender to make or continue Benchmark Rate Loans in Dollars shall be suspended until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Each Lender agrees to designate a different Lending Office and take such other reasonable action if such designation or action will avoid the need for such notice, or could mitigate the impact or reduce amounts payable by Borrower, and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert Benchmark Rate Loans to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Benchmark Rate Loans to such day, or, if such Lender may not lawfully continue to maintain Benchmark Rate Loans, immediately. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted. The applicable Lender will promptly upon becoming aware notify Borrower and the Administrative Agent in the event the circumstances giving rise to any such suspension under this Section 2.08(a) no longer exist, whereupon the notice giving rise to such suspension shall be automatically revoked.

(b) Inability to Determine Rates.

(i) If the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Benchmark Rate Loan that adequate and reasonable means do not exist for ascertaining the Benchmark, as applicable (including because the applicable Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) The Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Benchmark Rate Loan, the Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter, and the obligation of the Lenders to make or maintain such Benchmark Rate Loans shall be suspended until the Administrative Agent revokes such notice, and any such outstanding Benchmark Rate Loans shall be converted to Base Rate Loans at the end of the then current Interest Period. Upon receipt of such notice, Borrower may revoke any pending request for a Loan or for a conversion to or continuation of Benchmark Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans or for a conversion of the applicable Loan to Base Rate Loans, without reference to the Benchmark, in the amount specified therein. The Administrative Agent will promptly upon becoming aware notify Borrower and the Lenders in the event the circumstances giving rise to any such suspension under this Section 2.08(b) no longer exist, whereupon the notice giving rise to such suspension shall be automatically revoked.

(c) Successor Benchmark.

(i) Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and Borrower without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders.

(ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes (in consultation with Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent in consultation with the Borrower pursuant to this Section 2.08, including any determination with respect to the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.08.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Loan, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted such request into a request for Base Rate Loans or for a conversion or continuation of the applicable Loans to Base Rate Loans, without reference to the Benchmark, in the amount specified therein. Furthermore, if any Benchmark Rate Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.08(a) with respect to the Benchmark applicable to such Benchmark Rate Loan, then such Loan will be deemed to have converted into a Base Rate Loan on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), and, in the case of this clause

(v), upon any subsequent implementation of a Benchmark Replacement pursuant to this Section 2.08, such Base Rate Loan shall then be converted by the Administrative Agent to, and shall constitute, a Benchmark Rate Loan on the day of such implementation, giving effect to such Benchmark Replacement.

Section 2.09. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnification. (i) Borrower shall indemnify each Recipient, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.09) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i) Each Lender shall, and does hereby, severally indemnify the Administrative Agent,

and shall make payment in respect thereof within ten (10) days after demand therefor, for: (A) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so); (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.05(e) relating to the maintenance of a Participant Register; and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.09(c)(ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.09, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Recipient; Tax Documentation. (i) If any Recipient is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Recipient shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.09(e)(ii)(A), 2.09(e)(ii)(B)) and 2.09(e)(D) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(A) any Lender is a U.S. Person shall deliver to Borrower and the Administrative Agent on or about the date it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender is not a U.S. Person (a “Foreign Person”) shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4) to the extent a Foreign Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Person is a partnership and one or more direct or indirect partners of such Foreign Person are claiming the portfolio interest exemption, such Foreign Person may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) and any Foreign Person, such Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower or the Administrative Agent to comply with its obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

If any form or certification a Lender previously delivered pursuant to this Section 2.09 expires or becomes obsolete or inaccurate in any respect, such Lender shall update such form or certification or promptly notify the Administrative Agent and Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 2.09, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.09(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.09(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.09(f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.09(f) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.09 shall survive the assignment of rights by, or the replacement of, the Administrative Agent, or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 2.10. Compensation for Losses. Upon demand of any Lender (with a copy to the

Administrative Agent), from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Benchmark Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 2.11. Obligations of Lenders Several. The obligations of the Lenders hereunder to advance Loans hereunder are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.01(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.01(c).

Section 2.12. Applicable Lending Office. Each Lender may make, carry or transfer Loans at, to, or for the account of one of its Affiliates, provided that no Lender shall be entitled to receive any greater amount under Sections 2.07 or 2.09 as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or (b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

Section 2.13. Designation of a Different Lending Office. If any Recipient requests compensation under Section 2.07(a) or (b), or requires Borrower to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 2.09, or if any Recipient gives a notice pursuant to Section 2.08(a), then, at the request of Borrower, such Recipient shall use reasonable efforts to mitigate the effects of the event giving rise to such request or payment, including, in the case of a Lender, designating a different Lending Office for funding or booking its Loans hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 2.07(a) or (b), or Section 2.09, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.08(a), as applicable; and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.14. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Applicable Percentage hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.15. Termination or Reduction of Commitments.

(a) The Facility shall be automatically and permanently reduced to zero on the Maturity Date.

(b) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitment under this Section 2.15 or Section 2.05(a)(iii). Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of the amount by which the Commitments are reduced. All fees in respect of the Facility accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination.

ARTICLE 3

CONDITIONS TO LOANS

Section 3.01. Closing Conditions. The occurrence of the Closing Date shall be subject to satisfaction of the following conditions:

(a) Certain Documents. The Administrative Agent shall have received the documents listed in Schedule 3.01, executed by the parties thereto all of which shall be in form and substance satisfactory to the Administrative Agent.

(b) Patriot Act, etc. The Lenders shall have received, sufficiently in advance of the Closing Date, (i) all information they may reasonably deem necessary or appropriate to comply with applicable know-your-customer requirements, anti-money laundering and anti-terrorist laws and regulations and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower.

(c) Absence of Litigation Events. There has not been issued any injunction, order or decree that prohibits or limits any of the transactions contemplated by the Loan Documents and there shall not be any action, suit, proceeding or investigation pending or, to the knowledge of any Sponsor Party, currently threatened against any Loan Party that (i) draws into question the validity, legality or enforceability of any Loan Document or the ability of any such Person to consummate the transactions contemplated thereby or (ii) would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Change.

(d) ERISA Status. The assets of each Loan Party do not include Plan Assets.

(e) [Reserved].

(f) Certificate of Responsible Officer of Borrower. The Administrative Agent shall have received a certificate of a Responsible Officer of Borrower, certifying the matters set forth in clauses (c), (d), (j) and (k) of this Section 3.01.

(g) Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to each Loan Party covering such matters relating to the transactions contemplated hereby as reasonably requested by the Administrative Agent and the Lenders and in form and substance reasonably acceptable to the Administrative Agent and the Lenders.

(h) [Reserved].

(i) [Reserved].

(j) Representations and Warranties. All of the representations and warranties of the Loan Parties contained in Article 4 and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

(k) No Default. No Default or Event of Default shall exist or result from the making of such Loans.

(l) [Reserved].

(m) Payment of Fees. Borrower shall have paid (or substantially simultaneously with the funding of any Borrowing on the Closing Date shall pay) to the Administrative Agent and the Lenders all fees then due and payable under the Fee Letter, and to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the Closing Date of the Administrative Agent and the Lenders’ counsel, Davis Polk & Wardwell LLP.

Section 3.02. Borrowing Conditions. The obligation of each Lender to honor any Loan Notice is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. All of the representations and warranties of the Loan Parties contained in Article 4 and in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein), in each case on and as of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date.

(b) No Default. No Default or Event of Default shall exist or result from the making of such Loans.

(c) Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with Section 2.01(c). Each Loan Notice submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in clauses (a), (b), and (d) of this Section 3.02 have been satisfied on and as of such date of Borrowing.

(d) Loan to Value Ratio. After giving effect to the making of such Loans, the Loan to Value Ratio on such date will not exceed the Initial LTV.

(e) Updated Schedule of Portfolio Investments. The Administrative Agent shall have received an updated listing of the Eligible Investments listed on Schedule 4.13 as of such date of Borrowing.

(f) Evidence of Ownership of Portfolio Investments. Written confirmation in form and substance reasonably satisfactory to the Administrative Agent to verify that the Loan Parties own the Portfolio Investments.

(g) Use of Proceeds. That Borrower shall use the proceeds of such Loans in accordance with Section 2.02.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

Section 4.01. Organization, Powers and Good Standing. Each Sponsor Party is an exempted limited partnership or exempted company, limited partnership, limited liability company, statutory trust or corporation (as applicable), in each case, duly organized, validly existing and in good standing (in each case, if applicable and to the extent such concept exists in such jurisdiction) under the laws of its jurisdiction of formation, registration, incorporation or organization, which jurisdiction is as set forth on Schedule 4.01 hereto and each Sponsor Party has all requisite organizational power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted and as proposed to be conducted, in respect of the Loan Parties only to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each Sponsor Party possesses all material Governmental Approvals, in full force and effect, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in material violation thereof. Each Sponsor Party is duly qualified to do business and is in good standing (in each case, if applicable and to the extent such concept exists in such jurisdiction) in each jurisdiction where it is formed, incorporated, registered or organized or doing business, except any jurisdictions where any failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.02. Authorization, Binding Effect, No Conflict, Etc.

(a) Authorization, Binding Effect, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party have been duly authorized by all necessary corporate or other action on the part of such Loan Party, respectively. Each such Loan Document has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally. Upon the filing and/or making of recordings in connection with the perfection of Liens, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien (which shall be first priority, subject only to Liens permitted pursuant to Section 8.01) on all rights, title and interest of the respective Loan Parties in the Collateral described therein, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

(b) No Conflict. The execution, delivery and performance by the Loan Parties of each Loan Document to which it is or will be a party, and the consummation of the transactions contemplated thereby, do not and will not (i) violate any provision of its Constituent Documents, (ii) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of Borrower or any Guarantor, or violate any Applicable Law binding on such Loan Party, except where such violation, conflict, breach, or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon any asset of such Loan Party, or any income or profits therefrom, except for Liens permitted pursuant to Section 8.01.

(c) Governmental Approvals; Other Consents. Except for filings and recordings in connection with the perfection of Liens created by the Collateral Documents, no Governmental Approval or approval, consent, exemption, authorization or other action by, or notice to or filing with any other Person is necessary or required in connection with the execution, delivery and performance by any Loan Party of any Loan Document to which it is party or the transactions contemplated thereby or to ensure the legality, validity or enforceability thereof, except where the failure to obtain such Governmental Approval, or to obtain such approval, consent, exemption, authorization or other action by or from, or give notice to or make a filing with, such other Person, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 4.03. Business Activities. No Sponsor Party is engaged in any activities other than those permitted by this Agreement and such Sponsor’s Party’s Constituent Documents.

Section 4.04. No Material Adverse Change. Since the date of the most recently provided financial statements delivered pursuant to Section 7.01(a) or 7.01(b), there has been no Material Adverse Change.

Section 4.05. Litigation. There are no non-frivolous actions, suits or proceedings pending or, to the knowledge of any Loan Party, threatened against or affecting any Sponsor Party or any of their properties, or the Collateral before any Governmental Authority, as of the Closing Date, (a) in which there is a reasonable possibility of an adverse determination that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (b) that in any manner draw into question the validity, legality or enforceability of any Loan Document or any obligations thereunder.

Section 4.06. Agreements; Applicable Law. No Sponsor Party is in violation of any Applicable Law, or in default under its Constituent Documents or any of its Contractual Obligations, except where such violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 4.07. Taxes. All U.S. federal income tax returns and all other material tax returns and reports required to be filed by each Sponsor Party have been filed and all material Taxes required to be paid by a Sponsor Party have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP. To the knowledge of each Loan Party, there has not been asserted or proposed to be asserted any Tax deficiency against any Sponsor Party (except deficiencies that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) that is not reserved against on the financial books of such Sponsor Party (as applicable).

Section 4.08. Status under the Investment Company Act.

(a) No Sponsor Party (other than as set forth in clause (b) below) is registered, or is required to be registered, as an “investment company” within the meaning of the Investment Company Act. Each Portfolio Investment made by the Sponsor Parties in an entity that is an “investment company” within the meaning of the Investment Company Act complies with, and will be held by such Sponsor Party in compliance with, Section 12(d)(1) of the Investment Company Act or Rule 12d1-4 under the Investment Company Act.

(b) The Parent has the following status (“Parent Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is duly registered as an investment company under the Investment Company Act, (iii) it is a “closed-end company” within the meaning of Section 5 of the Investment Company Act, (iv) it has not elected to be treated as a “business development company” under the Investment Company Act, (v) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an “affiliated person” or an “affiliated person” of an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of the Administrative Agent, (vi) it has only one series of capital stock, (viii) it is in compliance with the Fundamental Policies and (viii) it is not a party to any inter-fund lending arrangement between or among the Parent with one or more other investment companies or pursuant to which the Parent may make loans to any such investment company, or any such investment company may make loans to the Parent.

(c) No Sponsor Party has issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.09. Margin Regulations. No Sponsor Party is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by any Sponsor Party constitutes less than twenty-five percent (25%) of the value, as determined in accordance with the Margin Regulations, of all assets of such Person.

Section 4.10. Disclosure. The information in each document, certificate or written statement furnished to the Administrative Agent by or on behalf of any Sponsor Party, with respect to the business, assets, results of operation or financial condition (other than customary financial estimates, forecasts and other projections (collectively “Projections”) of such Sponsor Party for use in connection with the transactions contemplated by this Agreement at the time of delivery thereof, was, taken as a whole, true and correct (other than any Projections) in all material respects and, taken as a whole, did not omit any material fact necessary in order to make the statements made not materially misleading, in light of the circumstances under which they were made. There is no fact known to any Sponsor Party (other than matters of a general economic nature) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements. As of the Closing Date, the information in the Beneficial Ownership Certification (if required to be delivered hereunder) is true and correct in all respects to the best of the applicable Responsible Officer’s knowledge.

Section 4.11. No Debt or Liens. No Sponsor Party has any Debt except as permitted under Section 8.02, and none of the assets of any Sponsor Party included in the Collateral are subject to any Lien except as permitted under Section 8.01.

Section 4.12. Subsidiaries. One hundred percent (100%) of the outstanding Equity Interests of the Borrower have been validly issued, are fully paid (except with respect to any Unfunded Capital Commitments), and are owned by the Parent as described on Schedule 4.12. One hundred percent (100%) of the outstanding Equity Interests of the Investment Subsidiary have been validly issued, are fully paid (except with respect to any Unfunded Capital Commitments), and are owned by the Borrower as described on Schedule 4.12. One hundred percent (100%) of the outstanding Equity Interests of each Holding Vehicle have been validly issued, are fully paid (except with respect to any Unfunded Capital Commitments), and are owned directly or indirectly by a Sponsor Party. No Loan Party has any Subsidiaries or any Equity Interests in any other Person (other than as set forth on Schedule 4.12 and Schedule 4.13 (with respect to Portfolio Investments)).

Section 4.13. Portfolio.

(a) The Eligible Investments as of the Closing Date are set forth on Schedule 4.13 and are owned by a Sponsor Party as set forth in such Schedule. The amount and type of each Portfolio Investment, the Capital Commitments, Unfunded Capital Commitments, and Fair Market Value as of the date set forth under the column “NAV Date” on Schedule 4.13 for each Portfolio Investment in the Borrowing Base is set forth in Schedule 4.13. Each Portfolio Investment in the Borrowing Base is evidenced by appropriate Portfolio Documents evidencing the applicable Sponsor Party as owner thereof. Schedule 4.13 sets forth for each Portfolio Investment in the Borrowing Base the record owner thereof (naming the applicable Sponsor Party) and whether any of the foregoing is held in a securities account.No Portfolio Document contains (i) provisions prohibiting the pledges of the Equity Interests in the Borrower or the Investment Subsidiary or pledge of Debt Portfolio Investments or (ii) any “change of control” or similar provisions which would be triggered upon the exercise by the Administrative Agent of its rights to foreclose on the Collateral and would prevent the realization by the Administrative Agent of the pledges of such Collateral.

Section 4.14. Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

Section 4.15. ERISA.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws.None of the Sponsor Parties or any ERISA Affiliate has established, and none of them maintains, contributes to, has an obligation to contribute to or otherwise has any liability or reasonable expectation of liability with respect to any Pension Plan.

(c) The assets of each Sponsor Party do not include Plan Assets.

Section 4.16. Sanctions, Anti-Corruption and Anti-Money Laundering. No Sponsor Party, or, to the knowledge of any Sponsor Party, any director, officer, employee or agent acting on behalf of a Sponsor Party in connection with this agreement is a Sanctioned Person. The Sponsor Parties and, to the knowledge of the Sponsor Parties, their respective directors, officers and employees, and agents acting on behalf of a Sponsor Party in connection with this Agreement are in compliance in all material respects with all applicable Sanctions, the Foreign Corrupt Practices Act of 1977 and all other applicable anti-corruption laws (“Anti-Corruption Laws”) and applicable anti-money laundering laws and regulations.

Section 4.17. Insider. No Sponsor Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of the Administrative Agent or any Lender, of a bank holding company of which the Administrative Agent or any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which the Administrative Agent or any Lender is a subsidiary, of any bank at which the Administrative Agent or any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with the Administrative Agent or any Lender.

Section 4.18. Environmental Matters. Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect: (a) no Sponsor Party has received any written notice or other written communication alleging, is not subject to and knows of no basis for, any Environmental Liability, (b) to the knowledge of each Sponsor Party, each Sponsor Party is and has been in compliance with the requirements of all Environmental Laws and any permit issued under any Environmental Law, and (c) there has been no Release or threatened Release on, under, to, through or from any currently or formerly owned, leased or operated properties of any Loan Party.

Section 4.19. Burdensome Restrictions. No Sponsor Party is a party to any agreement or contract that contains a restriction, or is subject to any restriction contained in its Constituent Documents, which limits its ability to make repayments on the Obligations and would reasonably be expected to have a Material Adverse Effect.

Section 4.20. Coverage Limits under the Investment Company Act. Each Sponsor Party complies, including after giving effect to any proposed Borrowing hereunder, and will comply in all material respects with, applicable asset coverage and other leverage limits under the Investment Company Act (including, for the avoidance of doubt, any applicable limits relating to Senior Securities), as amended, as interpreted by the SEC and its staff from time to time.

ARTICLE 5

COLLATERAL MATTERS

Section 5.01. Collateral. To secure performance by the Loan Parties of the payment and performance of the Obligations, each Loan Party shall grant to the Administrative Agent for the benefit of the Secured Parties a security interest and lien (which shall be first priority, subject to Permitted Liens) in and to the following (together with all other “collateral” granted to the Administrative Agent pursuant to the terms of any Collateral Document being, collectively, the “Collateral”):

(a) (i) in the case of the Parent, 100% of the Equity Interests of the Borrower and 100% of its Liquid Investments and (ii) in the case of the Borrower, 100% of the Equity Interests of the Investment Subsidiary; and

(b) in the case of each Sponsor Party, all Accounts of such Sponsor Party, including those set forth on Schedule 5.02 in which the Portfolio Investments or Distributions from or Proceeds of Portfolio Investments are held (collectively, the “Collateral Accounts”), in accordance with the terms of the Security Agreement and the Account Control Agreements, respectively.

Section 5.02. Accounts; Use of Accounts. (a) Each Sponsor Party shall require the proceeds of, or Distributions from, its Portfolio Investments or other Collateral (including those paid or to be paid by a Private Equity Investment Sponsor or from a purchaser of a Portfolio Investment) to be promptly (and in any event, within one (1) Business Day of receipt) paid into or deposited into a Collateral Account. Should a Sponsor Party receive any such cash proceeds or Distributions to which it is entitled directly or otherwise not deposited into its Collateral Account, it shall promptly (and in any event, within one (1) Business Day) deposit such sums into a Collateral Account according to the terms set forth in this Section 5.02(a).

(b) Except as provided herein, a Loan Party may withdraw funds from its Collateral Accounts (or in the case of a securities account, other assets contained therein) at any time or from time to time, unless as at the time of such withdrawal or disbursement and after giving effect thereto: (i) it would cause a mandatory prepayment pursuant to Section 2.05, (ii) a Default or an Event of Default has occurred and is continuing (unless, in each case, amounts withdrawn are to be paid in satisfaction of the Obligations hereunder) or (iii) the Loan to Value Ratio shall be greater than the Reset LTV. Other than with the Administrative Agent’s prior consent, any withdrawal from a Collateral Account by a Loan Party (excluding any withdrawal resulting in a transfer of funds to another Collateral Account) shall be deemed a representation and warranty by such Loan Party that the conditions set forth in the foregoing clauses (i) through (iii) have been satisfied. Notwithstanding anything to the contrary herein, a Loan Party may withdraw funds or other assets from its Collateral Accounts (x) at any time for purposes of making a Distribution permitted under Section 8.03(b) or (y) in order to pay Management Fees, so long as (1) if no Obligations are outstanding hereunder at such time, no Event of Default pursuant to Sections 9.01(e) or (f) has occurred and is continuing and (2) if Obligations are outstanding hereunder at such time, no Default under Sections 9.01(a), (e) or (f) and no Event of Default has occurred and is continuing. Upon the exercise of a notice of control after an Event of Default has occurred and is continuing, pursuant to the terms of the applicable Account Control Agreement, each applicable Loan Party hereby irrevocably authorizes and directs the Lenders, acting through the Administrative Agent, to charge from time to time the Collateral Accounts for Obligations not paid hereunder or under the Notes. The Administrative Agent shall give Borrower prompt notice of any action taken pursuant to this Section 5.02(b), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of Borrower with respect to such action. The Administrative Agent agrees not to give a notice of exclusive control under any Account Control Agreement unless an Event of Default shall have occurred and be continuing.

(c) The Loan Parties shall not open any Account without prior notification to the Administrative Agent and promptly providing appropriate Collateral Documents to the Administrative Agent relating thereto as are reasonably acceptable to the Administrative Agent, which shall in any event occur on or before the date any Portfolio Investments or Distributions from or Proceeds of Portfolio Investments are credited thereto. In connection with any replacement of a Collateral Account, the Administrative Agent is hereby authorized to release the Liens on such replaced account upon the execution of Collateral Documents relating to such replacement account.

Section 5.03. Further Assurances. Borrower shall, and shall cause each other Loan Party to, promptly upon reasonable request of the Administrative Agent, or any Lender through the Administrative Agent: (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

ARTICLE 6

GUARANTY

Section 6.01. Guaranty of Payment. Subject to the limitation set forth below, each Guarantor hereby absolutely, irrevocably and unconditionally jointly and severally guarantees to the Administrative Agent (for the ratable benefit of the Lenders) the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Agreement and the other Loan Documents. The guaranty in this Article 6 (this “Guaranty”) is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, (a) to the extent the obligations of such Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws) and (b) the liability incurred by any Guarantor under this Guaranty shall not exceed the amount that can be incurred by such Guarantor under the Investment Company Act.

Section 6.02. Obligations Unconditional. The obligations of each Guarantor hereunder are absolute and unconditional, and joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, each of which are hereby waived. Each Guarantor agrees that this Guaranty may be enforced by the Administrative Agent (for the ratable benefit of the Lenders) without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to Borrower or any other party under the other Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Administrative Agent to make demand on or proceed against any Loan Party or any other Person or to require the Administrative Agent to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent (on behalf of the Lenders) from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Agreement, the Notes, any other of the Loan Documents, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Guarantor’s obligations hereunder except to the extent of Obligations paid in cash pursuant thereto. Neither any Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party (other than payment in full of the Obligations in cash) or by reason of the bankruptcy or insolvency of any Loan Party. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lenders on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between any Loan Party, on the one hand, and the Administrative Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor hereby subordinates to the Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Guarantor by any other Loan Party; provided, however, that Borrower may make distributions consistent with the terms of Section 8.03.

Section 6.03. Modifications. Each Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held or received for the Obligations may be exchanged, compromised or surrendered from time to time; (b) the Administrative Agent shall have no obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Loan Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Agreement (except for this Article 6) may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Loan Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

Section 6.04. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and of all extensions of credit to any Loan Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Administrative Agent and the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance hereafter securing the Obligations, or the Administrative Agent subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

Section 6.05. Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of each Guarantor under this Article 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.06. Remedies. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Administrative Agent, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and this Agreement, and that the Administrative Agent may exercise its remedies thereunder in accordance with the terms of such Collateral Documents and this Agreement.

Section 6.07. Subrogation. Each Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash (other than any part of the Obligations that represents contractual indemnities which are contingent in nature) and the termination of the Commitments, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnitee or other claims against any Loan Party or any other guarantor of the Obligations, arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Obligations (other than any part of the Obligations that represents contingent contractual indemnities) and the termination of the Commitments, each Guarantor shall be entitled to exercise against any other Loan Party all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

ARTICLE 7

AFFIRMATIVE COVENANTS

So long as any Obligations (other than unasserted contingent indemnification obligations) remain unpaid or have not been performed in full:

Section 7.01. Financial Statements and Other Reports. Borrower shall promptly deliver, or cause to be delivered to the Administrative Agent (and the Administrative Agent shall deliver, or caused to be delivered to the Lenders promptly following receipt thereof):

(a) as soon as reasonably available and in any event within one hundred eighty (180) days after the end of each Fiscal Year, audited financial statements of Parent, including a consolidated balance sheet of Parent as of the end of such Fiscal Year and the related consolidated statements of operations for such fiscal year;

(b) (i) as soon as available and in any event within ninety (90) days after the end of each semi-annual accounting period in each Fiscal Year, unaudited financial statements of Parent, including a consolidated balance sheet of Parent as of the end of such semi-annual period and the related consolidated statements of operations for such semi-annual period and (ii) as soon as available and in any event within ninety (90) days after the end of the first and third fiscal quarters of each Fiscal Year, copies of (x) unaudited trial balances of the Sponsor Parties and (y) the Parent’s filed Form N-PORT, (which shall include a Regulation S-X compliant schedule of investments);

(c) together with the delivery of the financial information required pursuant to Section 7.01(a) and (b) above, a certificate (“Compliance Certificate”) of a Responsible Officer of Parent, substantially in the form of Exhibit D attached hereto: (i) stating that, to the knowledge of such officer, no Default or Event of Default exists; (ii) identifying each Portfolio Investment funded, acquired or sold, and the amounts thereof, and all Distributions received by each Sponsor Party in respect of the Portfolio Investments during such quarter; (iii) either including a certification that there have been no changes to Schedule 4.13, or providing an updated Schedule 4.13 (including look-through details for any Portfolio Investments that are fund of Private Equity Funds to the extent such look-through details are available to the applicable Sponsor Party (it being understood that the applicable Sponsor Party shall use commercially reasonable efforts to obtain such look-through details)); (iv) stating that each Sponsor Party is in compliance with the covenants set forth in this Agreement, including the Minimum NAV test set forth in Section 8.14, and containing the calculations evidencing such compliance; (v) stating that the representations and warranties of each Loan Party contained in Article 4, are true and correct in all material aspects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall be true and correct as of such earlier date; and (vi) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of each Sponsor Party on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(d) on or before twenty (20) Business Days after the end of each month, a certificate (“Borrowing Base Certificate”) of a Responsible Officer of Borrower, substantially in the form of Exhibit E attached hereto (i) setting forth a calculation of the Borrowing Base (including the cash and Cash Equivalents of each Loan Party deposited in the Collateral Accounts) and the Loan to Value Ratio (as of the end of the immediately preceding month (as reflected in Borrower’s internal records on the last Business Day immediately preceding the date such Borrowing Base Certificate is delivered) and as calculated by Borrower in accordance with the Parent Valuation Policy), (ii) setting forth (1) if a shareholder repurchase request expired during the immediately preceding month, the aggregate amount of repurchases by Investors in the Parent of Equity Interests in the Parent pursuant to such repurchase request and (2) the aggregate amount of redemptions by Investors in the Parent of Equity Interests in the Parent during the twelve (12) month period ended on the last day of such month expressed as a percentage of the “net asset value” of the Parent as of the first day of such twelve (12) month period, (iii) setting forth any Capital Calls and Capital Contributions made for any Eligible Investment during the immediately preceding month and (iv) setting forth all Portfolio Investment Purchase Obligations as of the date of such certificate;

(e) promptly following any reasonable request therefor from the Administrative Agent, subject to any confidentiality obligations of the applicable Sponsor Party thereunder, (i) copies of any information or reports furnished to Investors under any Portfolio Document as so requested by the Administrative Agent, including valuation reports and other reports providing for calculation of the “net asset value” or other valuations by the Issuer or Private Equity Investment Sponsor of such Portfolio Investment and (ii) Portfolio Documents or amendments thereto;

(f) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Sponsor Party, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request; and

(g) promptly, upon the assets of any Sponsor Party including, or being reasonably expected to include, Plan Asset, a written notice with respect thereto.

Section 7.02. Records and Inspection; Etc. Each Sponsor Party shall maintain adequate books, records and accounts as may be required or necessary to permit the preparation of financial statements in accordance with sound business practices and GAAP.

Section 7.03. Information Rights. Except to the extent such actions would be in violation of confidentiality obligations (including those under applicable law), each Sponsor Party shall permit the Administrative Agent and the Lenders and their respective representatives to have full access to, and make abstracts from, its books and records after reasonable prior notice to such Loan Party and the opportunity for senior officers and senior management to be present; provided, that so long as no Event of Default has occurred and is continuing, the Administrative Agent’s and the Lenders’ information rights under this Section 7.03 shall be limited to once per fiscal year.

Section 7.04. Corporate Existence, Etc. Each Sponsor Party shall at all times preserve and keep in full force and effect its existence and all material rights, franchises and other Governmental Approvals, provided, however, that any such rights, franchises and Governmental Approval may be terminated or not renewed, if such termination or nonrenewal, as the case may be, is determined by such Sponsor Party or the Investment Advisor to be in the best interest of such Sponsor Party, and such termination or nonrenewal is not disadvantageous in any material respect to the Administrative Agent.

Section 7.05. Payment of Taxes. Each Sponsor Party shall timely file or cause to be filed all U.S. federal income tax returns and all other material Tax returns and reports required to be filed by it, and will pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes unless (a) any failure to so pay or discharge any such Taxes could not reasonably be expected to be material, or (b) the validity or amount thereof is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

Section 7.06. Conduct of Business. Each Sponsor Party shall engage only in the businesses in which such Sponsor Party is engaged on the date hereof and other activities incidental or ancillary thereto or otherwise permitted under its Constituent Documents. Each Sponsor Party shall conduct its business (a) in compliance in all material respects with all Applicable Law and (b) in compliance with all of its respective Contractual Obligations, except in the case of this clause (a) or (b) to the extent that any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 7.07. Compliance with Law. Each Sponsor Party shall comply with all laws (including Environmental Laws and the Investment Company Act), ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 7.08. Payment of Obligations. Each Sponsor Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant entity or (b) the failure to do so would reasonably be expected to result in a Material Adverse Change.

Section 7.09. [Reserved].

Section 7.10. Notices. Borrower shall promptly notify the Administrative Agent in writing:

(a) upon any Loan Party becoming aware (but in any event within five (5) days of becoming aware) of the existence of any condition or event which constitutes a Default or Event of Default;

(b) (i) upon any Loan Party obtaining actual knowledge of the occurrence of any Material Investment Event or any event reasonably likely to cause a Material Investment Event (other than a Material Investment Event pursuant to clause (I)(c) of the definition thereof); (ii) the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause a Funding Event; and (iii) any (A) material breach or non-performance by any Sponsor Party under any Contractual Obligation of such Person; (B) litigation or proceedings affecting a Sponsor Party, including with respect to any assets of such Person that constitute Collateral; or (C) any other matter, in each case only to the extent that the matter or event described in the foregoing clauses (A) through (C) has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) if any Loan Party knows or has reason to believe that any event described in Section 9.01(m) is reasonably expected to occur;

(d) [Reserved];

(e) no later than the date when the applicable financial statements are required to be delivered hereunder, any material change in accounting policies or financial reporting practices by Borrower or the Parent, other than a change implemented to comply with GAAP;

(f) of the occurrence of any event for which Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b) and providing reasonable detail in respect thereof; and

(g) any change in the information provided in the Beneficial Ownership Certification (if any) that would result in a change to the list of the beneficial owners identified therein;

Each notice pursuant to clause (a), (b) or (c) of this Section 7.10 shall be accompanied by a statement of a Responsible Officer of Borrower, on behalf of Borrower and not in such person’s individual capacity, setting forth details of the occurrence referred to therein and stating what actions Borrower has taken and proposes to take with respect thereto.

Section 7.11. Valuation. Each applicable Sponsor Party shall conduct periodic internal valuation reviews of the Portfolio in accordance with the Parent Valuation Policy (such Portfolio valuation, the “Investment Policy Portfolio Valuation”). Each applicable Sponsor Party shall from time to time, using appropriate accounting standards, write-down the value of each Portfolio Investment on the books of such Sponsor Party consistent with the lower of (x) the “net asset value” or other similar valuation for such Portfolio Investment as reported to the applicable Sponsor Party by the Private Equity Investment Sponsor, Issuer, general partner, managing member or manager, as applicable and (y) the value reasonably determined by such Sponsor Party if less than that determined under the preceding clause (x) and consistent with the requirements set forth in the Parent Valuation Policy (such value contemplated by this sentence being referred to herein as a “Write-Down”). To the extent that any Portfolio Investment is subject to a Write-Down, Borrower shall promptly notify the Administrative Agent of the same and shall provide to the Administrative Agent the value of such Portfolio Investment on the books of the applicable Sponsor Party (the “Write-Down Valuation”). To the extent of any discrepancy in the value of any Portfolio Investment between the most recent Investment Policy Portfolio Valuation or the Write-Down Valuation, the lowest valuation shall be used for purposes of calculating the Borrowing Base.

Section 7.12. Insurance. The Parent will maintain insurance of such types and in such amounts as are consistent with customary practices of registered investment companies, except to the extent the failure to maintain any such insurance would not result in a Material Adverse Effect, or as may otherwise be required by the Investment Company Act or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Investment Company Act or any successor provision and errors and omissions insurance).

Section 7.13. “Know-Your-Customer”. Borrower will provide, promptly following any request therefor from the applicable Lender (through the Administrative Agent), information and documentation reasonably requested by any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

ARTICLE 8

NEGATIVE COVENANTS

So long as any Obligations remain unpaid or have not been performed in full (other than unasserted contingent indemnification obligations):

Section 8.01. Liens. No Sponsor Party shall, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its assets or its Equity Interests, or any income or profits therefrom or on any Portfolio Investments, Collateral or any Collateral Account, in each case, whether now owned or hereafter acquired, except (collectively, the “Permitted Liens”):

(a) Liens under the Loan Documents;

(b) (i) Liens for Taxes, assessments or charges of any Governmental Authority for claims that are not material, or are not yet due or are being contested in good faith by appropriate proceedings that have the effect of preventing forfeiture or sale of the assets to which such Liens attach, and, in each case, with respect to which adequate reserves, if applicable, or other appropriate provisions are being maintained in accordance with GAAP or (ii) statutory Liens or bankers Liens;

(c) any attachment or judgment Lien not constituting an Event of Default;

(d) Liens arising under the Private Equity Investment Agreements or other Portfolio Documents in favor of the issuer thereof;

(e) Liens on assets other than the Collateral securing Debt permitted under Section 8.02(b);

(f) Liens of any financial institution holding the Collateral Accounts or other accounts of the Sponsor Parties which arise as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) or which secure fees and other amounts owing to such financial institution pursuant to the agreement governing such account; and

(g) such other Liens as may be permitted from time to time, with the written consent of the Administrative Agent.

Section 8.02. Debt. No Sponsor Party shall, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to, any Debt, except:

(a) the Obligations;

(b) Hedging Contracts permitted by Section 8.09 (and for the avoidance of doubt, margin obligations with respect thereto);

(c) Unfunded Capital Commitments; and

(d) such other Debt as may be permitted from time to time, with the written consent of the Administrative Agent.

Additionally, no Sponsor Party shall create, incur, assume, guarantee, or otherwise become or remain liable with respect to any other Debt to the extent it would violate its respective Constituent Documents.

Section 8.03. Distributions. (a) No Sponsor Party shall declare or pay any dividends or make Distributions, including of any Proceeds, except as permitted under its Constituent Documents (including distributions for taxes solely attributable to income allocated by such Sponsor Party to its partners or other equity holders at any time), provided that at least three (3) Business Days’ prior written notice thereof is provided to the Administrative Agent. Notwithstanding the foregoing, distributions in respect of any party’s tax liabilities shall only be permitted to the extent they are Permitted Tax Distributions; and

(b) No Sponsor Party shall directly or indirectly, declare, pay or make any Distribution, if (x) Obligations are outstanding hereunder and a Default (unless the Administrative Agent has agreed in its sole discretion that the applicable Sponsor Party may make such Distribution notwithstanding such Default) or Event of Default has occurred and is continuing or would occur as a result thereof or (y) after giving effect to such Distribution, the LTV would exceed the Initial LTV; provided that, to the extent the requirements set forth in the foregoing clauses (x) and (y) are not satisfied, the Loan Parties may declare, pay or make the following Distributions (and withdrawals from the Collateral Accounts for such purpose shall be permitted (and, if the Administrative Agent has exercised exclusive control over any Collateral Account in accordance with Section 5.02(b), the Administrative Agent shall withdraw such amounts if instructed by the applicable Loan Party)):

(i) the Loan Parties may make Permitted Tax Distributions at any time so long as (x) no Event of Default under Section 9.01(a), (e) or (f) has occurred and is continuing or would occur as a result thereof (unless, in the case of an Event of Default under Section 9.01(a), the Administrative Agent has agreed in its sole discretion that the Loan Parties may make such Permitted Tax Distribution), (y) after giving effect to such Permitted Tax Distribution, the LTV would not exceed 33% and (z) the Borrower shall have provided the Administrative Agent with at least three (3) Business Days’ prior written notice of such Distribution (or such shorter period as may be agreed by the Administrative Agent in its sole discretion);

(ii) the Loan Parties may satisfy periodic shareholder repurchase requests (not to exceed 5% of the Equity Interests of the Parent on a quarterly basis) made pursuant to Rule 13e-4 under the Securities Exchange Act as determined by the board of trustees of the Parent to be required, following consultation with counsel to the independent trustees, to discharge their fiduciary duties and other obligations under Applicable Law, so long as (x) the Borrower shall have provided the Administrative Agent with at least three (3) Business Days’ prior written notice of such Distribution (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), (y) the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent certifying, as of the date of such Distribution (A) that the representations and warranties contained in Sections 4.06, 4.08, 4.14 and 4.20 are true and correct (and will be true and correct after giving effect to such Distribution) in all material respects (without duplication of any materiality qualifiers contained therein), (B) that the applicable Loan Parties have satisfied all requirements to such shareholder repurchase under the Investment Company Act and (C) calculations of (1) the liquid assets of the applicable Loan Parties sufficient to effect such shareholder repurchase as required under the Investment Company Act and (2) the LTV after giving effect to such shareholder repurchase and Distribution and (z) after giving effect to such shareholder repurchase and Distribution, the LTV would not exceed 33%; and

(iii) any Holding Vehicle may make a Distribution to any Loan Party, the Investment Subsidiary may make a Distribution to the Borrower, and the Borrower may make a Distribution to the Parent, in each case, so long as the Proceeds thereof are deposited in a Collateral Account in accordance with this Agreement. For the avoidance of doubt, nothing herein shall restrict the declaration, payment or making of any Distribution from any Holding Vehicle to any other Holding Vehicle.

Section 8.04. Investments. No Sponsor Party shall, directly or indirectly, make any Investments except:

(a) so long as no Event of Default shall have occurred and is continuing or would result therefrom, each Sponsor Party may make any Investment, which Investment is not prohibited by such Sponsor Party’s Constituent Documents, provided that, notwithstanding the foregoing, at all times, the Sponsor Parties may make (i) Capital Contributions or other payment obligations required from time to time by any Portfolio Investment pursuant to the applicable Portfolio Documents and (ii) any Investment described in clause (b), (c) or (d) of this Section 8.04;

(b) (i) Investments by the Sponsor Parties on the date hereof as set forth in Schedule 4.13, (ii) such Investments as may be acquired as a result of Distributions therefrom or by a Permitted Investment Restructuring, (iii) follow-on Investments and Co-Investments related to the Investments referred to in clause (i) or (ii) of this Section 8.04(b) and (iv) Capital Contributions required from time to time by the Private Equity Funds in connection with Investments referred to in clauses (i), (ii) and (iii) of this Section 8.04(b);

(c) Investments in cash and Cash Equivalents; and

(d) Investments in Hedging Contracts as permitted by Section 8.09.

Notwithstanding the foregoing, the Parent shall not make any Portfolio Investments in its own name except for any Liquid Investments.

Section 8.05. Dispositions. No Sponsor Party shall make any Disposition of any Portfolio Investment or enter into any agreement to make any Disposition of any Portfolio Investment, except:

(a) Dispositions for fair market value in arms-length-transactions (or Dispositions otherwise permitted under Section 8.07), in each case, for not less than one hundred percent (100%) cash or Cash Equivalents (it being understood that, so long as no Default or Event of Default has occurred and is continuing, the applicable Sponsor Party may defer payment of such cash or Cash Equivalents);

(b) Dispositions pursuant to a Permitted Investment Restructuring;

(c) Dispositions to another Sponsor Party (other than the Parent); or

(d) Dispositions in order to prevent the violation of Sanctions by a Sponsor Party; provided that such disposition is authorized or otherwise permitted under applicable Sanctions and would not result in a violation of Sanctions by any party hereto;

provided that,

(i) in the case of any Dispositions set forth in clauses (a) and (b) above, to the extent any such Disposition would trigger a mandatory prepayment pursuant to Section 2.05(b), such Disposition may not occur without reasonable prior notice to and consent of the Administrative Agent (in any event, not less than two (2) days), unless the proceeds of such Dispositions will be at least equal to the amount of such mandatory prepayment, and are in fact applied, as a condition to such Disposition, in satisfaction thereof; and

(ii) in the case of any Dispositions set forth in clause (a) above, no Sponsor Party make any such Disposition at any time when a Required LTV Plan is required to be in effect (except to the extent such Dispositions are in accordance with such approved Required LTV Plan) or upon the occurrence and during the continuance of any Default under Section 9.01(a), (e) or (f) or Event of Default, except as may be acceptable to the Administrative Agent, and only to the extent that the proceeds of such Dispositions are applied to the outstanding Obligations.

Section 8.06. Restriction on Fundamental Changes. No Sponsor Party shall, directly or indirectly, (a) enter into any merger, consolidation, reorganization or recapitalization, liquidate, wind up or dissolve or sell, lease, transfer or otherwise Dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired, except (1) as permitted pursuant to Section 8.05 above and (2) in a transaction pursuant to which all or substantially all of such Sponsor Party’s business or assets are transferred to another Sponsor Party (other than the Parent), or a Sponsor Party (other than the Parent) is the surviving entity; or (b) reclassify its Equity Interests on or after the Closing Date unless (x) such reclassification or creation would not be reasonably likely to adversely affect the Secured Parties’ interest hereunder and (y) the Administrative Agent has provided prior written consent related thereto. No Loan Party shall change its name or jurisdiction of formation or registration without providing written notice thereof at least ten (10) days prior thereto and no Loan Party shall change its location of its principal office, chief executive office or principal place of business, without providing written notice thereof prior thereto.

Section 8.07. Transactions with Affiliates. No Loan Party shall, directly or indirectly, enter into any transaction with any Affiliate other than the Loan Documents unless: (a) such transaction is in the ordinary course of business of such Loan Party or in accordance with an approved Required LTV Plan; or (b) such transaction is on fair and reasonable terms no less favorable to such Loan Party than those terms that might be obtained at the time in a comparable arm’s length transaction with a Person who is not an Affiliate or, if such transaction is not one that by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith. Notwithstanding the foregoing, to the extent not otherwise prohibited by this Agreement, a Loan Party may enter into any transaction with any Affiliate if such transaction is not prohibited by such Loan Party’s Constituent Documents or applicable Law, including the Investment Company Act.

Section 8.08. Constituent Document Amendments. Borrower shall notify the Administrative Agent of any proposed amendment, change, modification or supplement to the Constituent Documents of any Loan Party prior to enacting such proposed amendment, and the Administrative Agent shall notify Borrower within seven (7) Business Days of receipt by the Administrative Agent of such notice, whether the Administrative Agent, acting reasonably, deems such proposed amendment to be a material amendment adversely affecting the rights of the Lenders in the Collateral (a “Material Amendment”). Any amendment deemed a Material Amendment will require the consent of the Administrative Agent. Borrower will deliver to the Administrative Agent, promptly after the effectiveness thereof, a copy of any amendment made to such Loan Party’s Constituent Documents. Notwithstanding the foregoing, any Loan Party may, without the consent of the Administrative Agent (and without submitting the proposed amendment to the Administrative Agent for determination as described above), amend its Constituent Documents to cure any ambiguity, correct or supplement any provision of such Constituent Document which is incomplete or inconsistent with any other provision thereof, correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature or to fix any other obvious error or any other error or omission of a technical or immaterial nature, in each case, so long as such changes do not materially or adversely affect the rights of the Lenders. No Sponsor Party may amend the Constituent Documents of any Holding Vehicle in a manner which would have a Material Adverse Effect on the right, title, security interest and Liens of the Lenders without the prior written consent of the Administrative Agent. For the avoidance of doubt, Borrower shall not direct or permit the Investment Advisor to use its discretion, pursuant to any Sponsor Party’s Constituent Documents, in any manner which would otherwise violate the requirements set forth herein.

Section 8.09. Hedging Contracts. No Sponsor Party shall enter into or be obligated under any Hedging Contract (contingent or otherwise) except if all of the following conditions are satisfied with respect to such Hedging Contract: (x) such contract was entered into in the ordinary course of business of such Person, (y) for the purpose of directly mitigating or managing risks associated with the Loans or obligations in the ordinary course of business or which relate to hedging the risk of the Portfolio Investments or publicly traded Equity Interests underlying the Portfolio Investments to the extent the related Equity Interests are then held by the Private Equity Investment Sponsor for the Portfolio Investment, and (z) in each case, not for purposes of speculation or taking a “market view”.

Section 8.10. Accounting Principles. No Loan Party shall make any change in the accounting principles underlying the financial statements described in Section 7.01 except for changes mandated by GAAP, or those deemed necessary or desirable to comply with regulatory or statutory requirements, without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

Section 8.11. Expenses. No Sponsor Party shall incur any expenses other than (a) ordinary out-of-pocket expenses for accounting, administrative, audit, legal and securities custody services, (b) ordinary operating and organizational expenses (including, but not limited to, management fees, incentive fees, distribution and servicing fees and expenses relating to the Disposition of its investments and taxes), (c) expenses in connection with the transactions contemplated by the Loan Documents, Hedging Contracts or other risk management or mitigation agreements, (d) expenses under the Private Equity Investment Agreements or other Portfolio Documents and (e) any other expenses incurred in the ordinary course of business and not prohibited under its Constituent Documents.

Section 8.12. Subsidiaries. Unless approved by the Administrative Agent in its sole discretion, (a) no Loan Party shall create or suffer to exist any Subsidiary other than those specified in Section 4.12 as may be updated by Schedule 4.13 from time to time to reflect the Eligible Investments and (b) no Loan Party shall directly or indirectly hold any Portfolio Investment except (i) in the name of Borrower, (ii) in the name of the Investment Subsidiary, (iii) in the name of one or more Holding Vehicles or (iv) solely in the case of Liquid Investments, the Parent.

Section 8.13. [Reserved].

Section 8.14. Minimum NAV Test. At all times, the “net asset value” of the Parent as reported by the Parent in its financial statements in accordance with GAAP shall not be less than 60% of the highest “net asset value” of the Parent during the term of this Agreement; provided that, if at any time the Administrative Agent reasonably determines that the “net asset value” of the Parent as so reported is materially incorrect, incomplete, unreliable or uncertain, the Administrative Agent may appoint a Third Party Firm to provide the “net asset value” or other similar valuation for the Parent and, absent manifest error, the “net asset value” or similar valuation determined by such Third Party Firm shall be conclusive for the purposes of determining “net asset value” of the Parent under this Agreement.

Section 8.15. Burdensome Restrictions. Neither the Sponsor Parties nor Investment Advisor (with respect to the Investment Advisor, solely as such agreement or contract relates to the Sponsor Parties) shall be a party to any agreement or contract (other than the Loan Documents) that contains a restriction, including in its Constituent Documents, which limits its ability to make Distributions in repayment of the Obligations and would reasonably be expected to have a Material Adverse Effect.

Section 8.16. Use of Proceeds. No Loan, nor the proceeds from any Loan, will be used, directly or knowingly indirectly, or lent, contributed, provided or otherwise made available directly or knowingly indirectly (a) to any Person for the purpose of funding any activity or business in any Designated Jurisdiction or of or with any Sanctioned Person, or in any other manner that will result in any violation by any Person (including the Lender) of Sanctions, unless the funding of such activities or business would not cause a violation of Sanctions by any party hereto, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

Section 8.17. ERISA. None of the Loan Parties or any ERISA Affiliate shall establish, maintain, contribute to or incur any obligation to contribute to any Pension Plan.

Section 8.18. Fundamental Policies; Valuation. The Sponsor Parties shall not (a) make or maintain any Portfolio Investment other than as permitted by the Investment Company Act, the Prospectus and the Fundamental Policies, (b) amend or otherwise modify the Fundamental Policies in violation of the Investment Company Act, or (c) for purposes of the Loan Documents or financial reporting, value any Portfolio Investment or other property thereof other than in accordance with GAAP, applicable law (including the Investment Company Act), the Prospectus, and the Parent’s valuation procedures.

Section 8.19. Investment Company Act. No Sponsor Party shall be subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Debt under the Loan Documents, except for the limitations set forth in the Parent’s Constituent Documents, the Prospectus, the Investment Company Act, state securities laws to the extent applicable and the Fundamental Policies.

ARTICLE 9

EVENTS OF DEFAULT

Section 9.01. Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”):

(a) Failure to Make Payments. Borrower (i) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment pursuant to Section 2.05(b) or otherwise) any principal of the Loans, or (ii) shall fail to pay any interest or other amounts payable under the Loan Documents within three (3) Business Days of the date when due under the Loan Documents;

(b) Breach of Certain Covenants. Any Sponsor Party shall fail to perform, comply with or observe any agreement, covenant or obligation under Sections 2.05(b), 5.02, 7.04 and Article 8;

(c) Breach of Covenants under the Loan Documents. Any Sponsor Party shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of this Agreement or any other Loan Document (other than those provisions referred to in Sections 9.01(a) and 9.01(b)) and such failure shall not have been remedied within twenty (20) calendar days, after Borrower receives written notice thereof by the Administrative Agent;

(d) Breach of Warranty. Any representation or warranty or certification made or furnished by or on behalf of any Sponsor Party under any Loan Document shall prove to have been false or incorrect in any material respect when made (or deemed made) and the adverse effect of the failure of such representation or warranty shall not have been cured within five (5) days after the earlier of (i) written notice thereof is delivered to Borrower by the Administrative Agent or (ii) a Responsible Officer of any Loan Party obtains actual knowledge thereof;

(e) Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against any Loan Party an involuntary case seeking the liquidation or reorganization of such entity under any Debtor Relief Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of such Loan Party or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) such Loan Party consents to the institution of such involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing such involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein;

(f) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Loan Party shall institute a voluntary case seeking liquidation or reorganization under any Debtor Relief Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the foregoing;

(g) Termination of Loan Documents, Etc. Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, or any Lien in favor of the Administrative Agent thereunder shall fail to have the priority required thereunder, except upon a release or termination of such Loan Document or Lien pursuant to the terms thereof or by action or inaction of Administrative Agent; or any Loan Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Loan Document or any material provision thereof;

(h) Judgments and Attachments. Any Loan Party shall suffer (A) any money judgments, fines, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount in excess of $10,000,000 (in each case excluding therefrom money judgments to the extent covered by insurance as to which the carrier has accepted liability) or (B) any non-monetary judgment or decree (including a judgment for injunctive relief) that would reasonably be expected to have a Material Adverse Effect, and, in any such case, such judgments, fines, writs, warrants, decrees or other orders shall continue unsatisfied and unstayed (1) for a period of sixty (60) days or (2) in the case of any such non-monetary judgment, until the effectiveness of such judgment;

(i) [Reserved];

(j) Number of Eligible Investments. The total number of Eligible Investments shall have been fewer than twenty (20) at any point of determination;

(k) Portfolio Investment Obligations. A default shall occur in the payment of Capital Contributions by any Sponsor Party in respect of more than ten percent (10%) of the Eligible Investments (as measured by the aggregate “net asset value” of all Eligible Investments) and such default shall continue beyond the applicable period of grace, if any, provided under the Constituent Documents of the applicable Portfolio Investment(s);

(l) ERISA. Assuming each Lender is not using Plan Assets in connection with the Loans or the Commitments, unless such Lender relies on an applicable exemption, all of the conditions for exemptive relief from the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code are satisfied, this Agreement, any other Loan Document or any transaction contemplated hereunder or thereunder constitutes or results in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subjecting any Lender to any tax or penalty under Section 4975 of the Code or Section 406 of ERISA;

(m) Change of Control. A Change of Control shall occur;

(n) Cross-Default. (i) Any event of default (after giving effect to any applicable grace periods) occurs in respect of a Hedging Contract under which the obligations of a Sponsor Party are secured by any assets of such Sponsor Party with Exposure in excess of $10,000,000 where such Sponsor Party is the defaulting party or any termination event occurs in respect of any such Hedging Contract where such Sponsor Party is the sole affected party or (ii) any Sponsor Party (x) fails to make any payment of any principal or interest beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any other Debt in an aggregate principal amount in excess of $10,000,000 or (y) fails to perform or observe any covenant contained in an agreement governing any Debt in an aggregate principal amount in excess of $10,000,000, the effect of which failure is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity, in each case pursuant to its terms; or

(o) Parent Status. The Parent shall fail to maintain Parent Status.

Section 9.02. Remedies.

(a) If an Event of Default occurs under Section 9.01(e) or 9.01(f), the obligations of the Lenders to make any Loan hereunder shall cease, the Commitments shall terminate and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower.

(b) If an Event of Default occurs, other than under Section 9.01(e) or 9.01(f), and is continuing (or, in the case of any Event of Default under Section 9.01(j), has been continuing for thirty (30) calendar days), the Administrative Agent may (and at the direction of the Required Lenders shall), by written notice to Borrower, terminate the Commitments and declare the unpaid principal amount of the Loans and all other Obligations to be, and the same shall thereupon become, due and payable without presentment, demand, protest, any additional notice or other requirements of any kind, all of which are hereby expressly waived by Borrower.

(c) If any Event of Default occurs and is continuing (or, in the case of any Event of Default under Section 9.01(j), has been continuing for thirty (30) calendar days), the Administrative Agent may (and at the direction of the Required Lenders shall) pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under any Applicable Law or agreement, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower.

(d) If any Event of Default occurs and is continuing, the Administrative Agent may (and at the direction of the Required Lenders shall) require the Loan Parties, subject to any confidentiality obligations of the applicable Sponsor Party thereunder, to (i) promptly following the Administrative Agent’s request, deliver to the Administrative Agent all Portfolio Documents for all Portfolio Investments not already delivered to the Administrative Agent, and (ii) promptly, but in any event within five (5) days following the Administrative Agent’s request, provide such additional contact information for the Private Equity Investment Sponsor or Issuer of each Portfolio Investment as the Administrative Agent requires, including without limitation, telephone numbers and email addresses.

Section 9.03. Application of Proceeds. If the unpaid principal amount of the Loans and all other Obligations have become due and payable following an Event of Default, and such acceleration and its consequences have not been rescinded and annulled, any funds collected by the Administrative Agent or any Lender hereunder or pursuant to any other Loan Document shall be applied (subject to Section 2.14) by the Administrative Agent and the Lenders in the following order:

First, to pay all costs and expenses of the Administrative Agent;

Second, to pay all accrued and unpaid interest on the Loans and any accrued and unpaid fees ratably among the Secured Parties in proportion to the respective amounts described in this clause Second payable to them;

Third, to pay all unpaid principal of the Loans ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to pay, on a pari passu basis, (i) any other outstanding Obligations (other than principal of and interest on the Loans), and (ii) interest on the foregoing items ratably among the Secured Parties based upon the respective aggregate amount of Obligations; and

Fifth, to pay the remainder, if any, to Borrower or to any other Person legally entitled thereto.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay: (i) all reasonable and documented third party out-of-pocket expenses incurred by the Administrative Agent, the Lenders and their Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby shall be consummated); and (ii) all documented third party out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel, appraisers or consultants for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.01; or (B) in connection with the Loans made hereunder, including all such documented third party out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceeding.

(b) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent (and any sub agent thereof), the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the reasonably documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any other matter relating to any auditor or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents; (ii) the Collateral or other documents related thereto or amendments or modifications thereof, any matters contemplated therein or breach thereof; (iii) any Loan or the use or proposed use of the proceeds; (iv) any actual or alleged presence, Release or threatened Release of Hazardous Materials on, under, to, through or from any property currently owned, leased or operated by any Sponsor Party or (except to the extent such presence, Release or threatened Release is unrelated to any Sponsor Party) formerly owned, leased or operated by any Sponsor Party or any of their respective predecessors, or any Environmental Liability of or relating to any Sponsor Party; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that such Liabilities or related expenses: (A) resulted from the gross negligence or willful misconduct of such Indemnitee; (B) resulted from a breach in bad faith of an Indemnitee’s or any of its Related Parties’ obligations hereunder or under any other Loan Document, in a claim brought by Borrower or (C) result from any dispute solely among Indemnitees and that does not involve any act or omission by Borrower. Without limiting the provisions of Section 2.09, this Section 10.01(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.01 to be paid by them to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are several.

(d) Waiver of Consequential Damages, Etc. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages that a court of competent jurisdiction determines in a final, non-appealable judgment resulting from the bad faith, gross negligence or willful misconduct of such party.

(e) Payments. All amounts due under this Section 10.01 shall be payable not later than ten (10) Business Days after written demand therefor.

Section 10.02. Waivers; Amendments in Writing. Subject to Section 2.08(c), neither this Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Required Lenders and the Administrative Agent, on the one hand, and the Loan Parties on the other hand; provided, that, if this Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of the Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination must be signed by the Administrative Agent or all Lenders, as applicable, on the one hand, and Borrower on the other hand; provided further, that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a) each Lender directly and adversely affected thereby:

(i) extend or increase the amount or alter the term of the Commitments of such Lender or alter the provisions relating to any fees (or any other payments, including, the amount of interest) payable to such Lender;

(ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;

(iii) amend the terms of this Section 10.02 or change the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder; or

(iv) change the order of application of any reduction in the Commitments or any prepayment of Loans among from the application thereof set forth in the applicable provisions of Section 2.05(b), Section 2.15, Section 9.03 or Section 10.10; and

(b) all Lenders:

(i) amend the definition of “Available Loan Amount” or any of the related defined terms;

(ii) amend the definition of “Borrowing Base,” “Loan to Value Ratio” or “LTV,” or any of the related defined terms;

(iii) amend the definition of “Eligible Investment” or any of the related defined terms;

(iv) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under (or in respect of) the Loan Documents;

(v) amend the mandatory prepayment section (other than a change to the order of application of any prepayment of Loans), in Section 2.05(b) thereto; or

(vi) release any material liens granted under the Collateral Documents, except as otherwise contemplated herein or therein; provided that (i) any lien securing Collateral with an aggregate value in excess of three percent (3%) of the Borrowing Base shall be deemed a material lien and (ii) at any time when a mandatory prepayment pursuant to Section 2.05 is pending, or after the occurrence and during the continuance of any Default or Event of Default, any release of a lien shall be deemed to be a release of a material lien.

Notwithstanding the above: (A) no provisions of Article 11 or any other provision affecting the rights or duties of, or any fees or other amounts payable to, the Administrative Agent may be amended or modified without the consent of the Administrative Agent and (B) Article 7 and Article 8 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to any provision of Article 7 or Article 8 shall require the consent of the Lenders that are specified therein as required for a waiver thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in Article 8: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow Borrower to use cash collateral in the context of a bankruptcy, restructuring or insolvency proceeding. The Administrative Agent and Borrower may agree to the modification of any term of this Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

Section 10.03. Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all Lenders; provided, however, that the foregoing shall not prohibit: (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents; (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 10.09); or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02; and (ii) in addition to the matters set forth in clauses (a), (b) and (c) of the preceding proviso and subject to Section 10.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04. Notices, Etc. All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), by electronic mail or by facsimile, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 10.04, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective facsimile numbers or electronic mail addresses) indicated in Schedule 1.01 (in the case of the Lender) or Schedule 10.04 (in the case of Borrower).

Section 10.05. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) by way of assignment in accordance with the provisions of clause (b) of this Section 10.05; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 10.05; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.05 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (e) of this Section 10.05 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by the Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement and any other Loan Document (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following additional conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subclause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $5,000,000 (and shall be in an integral multiple of $100,000); provided, however that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except (A) the consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless: (1) an Event of Default under Section 9.01(a), 9.01(e) or 9.01(f) has occurred and is continuing or any other Event of Default has occurred and is continuing for thirty (30) days at the time of such assignment; or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender; provided that, Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv) Assignment and Assumption Agreement. The parties to each assignment (but not Borrower) shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with the Administrative Agent’s customary processing and recordation fee; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made: (A) to Borrower or any Affiliate or Subsidiary of Borrower; (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); or (C) unless an Event of Default under Section 9.01(a), 9.01(e) or 9.01(f) has occurred and is continuing or any other Event of Default has been continuing for thirty (30) days at the time of such assignment, to an Ineligible Institution.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Effect of Assignment. From and after the effective date specified in each Assignment and Assumption Agreement, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 2.07, 2.09, 2.10 and 10.01 with respect to facts and circumstances occurring prior to the effective date of such assignment provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, and the applicable existing Note or Notes shall be returned to Borrower marked “Cancelled.” Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be (i) treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section, provided that the conditions of clause (f) are satisfied with respect to such participation, or (ii) otherwise, null and void and of no effect.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Domestic Lending Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions).

(e) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person, Borrower, any Affiliate or Subsidiary thereof, or, unless an Event of Default under Section 9.01(a), 9.01(e) or 9.01(f) has occurred and is continuing or any other Event of Default has been continuing for thirty (30) days at the time of such participation, an Ineligible Institution) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that: (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.01(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to certain amendments, waivers or other modifications that increases the amount of the Loan participated by the Participant, decreases the rate of interest for any Loan participated by such Participant, extends the date of any scheduled repayment of principal (including the Stated Maturity Date) or interest on any Loan participated by the Participant or releases all or substantially all of the Collateral from the Liens of the Security Agreement. Borrower agrees that each Participant shall be entitled to the benefits of Section 2.07, Section 2.09, and Section 2.10 to the same extent as if it were such Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.05 (it being understood that the documentation required under Section 2.09(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant: (A) agrees to be subject to the provisions of Section 10.06 as if it were an assignee under clause (b) of this Section 10.05; and (B) shall not be entitled to receive any greater payment under Section 2.07, Section 2.09 or Section 2.10 with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender. Such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.06. Confidentiality. The Administrative Agent, each Lender and the Loan Parties will maintain all information regarding the existence or terms of this Agreement and any information that it or they may receive from the other parties pursuant to this Agreement as confidential and shall not disclose such information to third parties (other than any party to a Loan Document) without the prior written consent of the applicable party, except for disclosure: (a) on a confidential basis to any Affiliate of such party or its or their respective officers, directors, managers, employees, representatives, agents, legal counsel, accountants and other professional advisors in connection with the transactions contemplated hereby or other transactions among the parties hereto; (b) to regulatory officials or upon the order of or pursuant to the rules and regulations of any governmental authority having jurisdiction over such party; (c) required by Applicable Law (including the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended) or in connection with any legal proceeding relating to the enforcement of remedies hereunder; (d) subject to an agreement containing provisions substantially the same as those in this Section, to another Person in connection with (i) a potential assignment or participation under Section 10.05 or (ii) any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (e) to prospective purchasers of Collateral after an Event of Default, (f) of information that has been previously disclosed publicly without breach of this provision or, to the knowledge of the disclosing party, any other confidentiality undertaking in favor of the other party; (g) in the case of any Sponsor Party, as required pursuant to the Constituent Documents of such party, or as deemed advisable or necessary by any legal or financial advisor, auditor or accountant of any Sponsor Party (or Affiliate thereof); (h) in connection with any audit by an independent public accountant of such party, provided such auditor thereto shall agree to preserve the confidentiality thereof; (i) to examiners or auditors of any applicable governmental authority which examines such party’s books and records while conducting such examination or audit; (j) as requested by the Securities and Exchange Commission; and (k) in the case of any Sponsor Party, on a confidential basis to investors and prospective investors (and their respective advisors) to the extent requested or as otherwise required pursuant to the Constituent Documents of such Sponsor Party; provided that, the Administrative Agent or such Lender, as the case may be, shall provide prompt written notice of any such disclosure under foregoing clause (b), (c) or (d) to the extent that such disclosure includes information related to the Portfolio Investments. Borrower and each Guarantor acknowledge and agree that the Administrative Agent is an affiliate within a corporate group (a “Bank Group”) which is a global provider of banking, financial, advisory, investment and funds management services, and that nothing contained in this Section 10.06 shall in any way inhibit, restrict or otherwise limit the business and other activities of any of the Administrative Agent, the Lenders or the related Bank Groups except to the extent provided in this Section 10.06. Notwithstanding the termination of this Agreement, to the extent confidential information is retained by the Administrative Agent or any Lender following such termination, the Administrative Agent and each such Lender agree to maintain the confidentiality of such confidential information in accordance with their applicable internal document retention policies and procedures and applicable law for at least two (2) years following the termination of this Agreement, which policies and procedures, as of the Closing Date, provide that information considered confidential shall be held on a confidential basis.

Section 10.07. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 10.08. Choice of Forum; Consent to Service of Process.

(a) Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in the Borough of Manhattan, New York City, State of New York. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. Nothing contained in this Section shall preclude the Administrative Agent or the Lenders from bringing any action or proceeding against any Loan Party to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.04. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.09. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits constituting Collateral (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by any Lender or any such Affiliate to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders; and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of the Lenders and their Affiliates under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.10. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff permitted hereunder or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:notify the Administrative Agent of such fact; and

(b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 10.10 shall not be construed to apply to: (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower (as to which the provisions of this Section 10.10 shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, to the extent permitted by law, exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation; provided that such participant shall be subject to the provisions of this Section 10.10 as though it were a Lender.

Section 10.11. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

Section 10.12. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of any Lender shall not diminish the right of such Lender to rely thereon. Without limitation, the agreements and obligations of Borrower contained in Sections 2.07, 2.09, 2.10 and 10.01 shall survive the payment in full of all other Obligations.

Section 10.13. Execution in Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Faxed electronically mailed materials in portable document format (pdf) or otherwise electronically submitted signatures to this Agreement shall be binding for all purposes. Delivery of an executed counterpart of a signature page of (w) this Agreement, (x) any other Loan Document, (y) any Assignment and Assumption Agreement and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.04), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lenders, Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Related Parties to the Administrative Agent Lender for any Liabilities arising solely from the Administrative Agent’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Each person providing such electronic signature shall be deemed to have intent to sign, authenticate or accept the relevant agreement or record.

Section 10.14. Complete Agreement; Third Party Beneficiaries. This Agreement, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. There are no third party beneficiaries of this Agreement.

Section 10.15. No Fiduciary Duties or Partnership; Limitation of Liability, Etc.

(a) The relationship between Borrower, on the one hand and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders do not have any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and the Administrative Agent, any Lender or to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement or any other Loan Document between Borrower and any Lender.No claim shall be made by Borrower against the Administrative Agent, the Lenders or the Affiliates, directors, officers, employees or agents of the Administrative Agent or any Lender for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.

(c) All attorneys, accountants, appraisers and other professional Persons and consultants retained by any Lender shall have the right to act exclusively in the interest of such Lender and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Borrower or any of its shareholders or Affiliates or any other Person.

Section 10.16. WAIVER OF TRIAL BY JURY. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

Section 10.17. Maximum Interest. Regardless of any provision contained in any of the Loan Documents, the Lenders shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that the Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

Section 10.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from Borrower in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to promptly return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 10.19. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower and each Guarantor, which information includes the name and address of Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower and each Guarantor in accordance with the Patriot Act.

Section 10.20. Payments Set Aside. To the extent that Borrower makes a payment to the Administrative Agent or any Lender, the Administrative Agent or any Lender exercises its right of setoff provided hereunder or the Administrative Agent or any Lender receives payment as proceeds of Collateral or otherwise, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid, in whole or in part, to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect, together with all Collateral security therefor, as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. If prior to any such invalidation, declaration, setting aside or requirement, this Agreement shall have been canceled or surrendered, this Agreement shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of Borrower in respect of the amount of the affected payment.

Section 10.21. [Reserved].

Section 10.22. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

Section 10.23. Limitation on Liability. Regardless of whether this Agreement or any other Loan Document or certificate delivered in connection herewith or therewith expressly so states, any certificate or other document signed by an officer or other authorized signatory of a Loan Party shall be deemed signed by such Person in his or her capacity as an officer or agent of the applicable Loan Party, and not in his or her individual capacity.

Section 10.24. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.25. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (A) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 8414 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent hereby informs the Lenders that it is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 11

THE ADMINISTRATIVE AGENT

Section 11.01. Appointment and Authority. Each Lender hereby irrevocably appoints JPM to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 11 are for the benefit of the Administrative Agent and Lenders; except as expressly provided herein, no Loan Party or any other Person shall have rights as a third party beneficiary of any of such provisions, nor shall such provisions impose any obligations on the Loan Parties or limit or impair any rights the Loan Parties may have under any Loan Document or Applicable Law.

Section 11.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 11.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable to any Lender for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders or such other number or percentage of Lenders as shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of Lenders) unless and until notice describing the same is given to the Administrative Agent by Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into: (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (5) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Notwithstanding the foregoing, the Administrative Agent agrees to act as the U.S. federal withholding Tax agent in respect of all amounts payable by it under the Loan Documents in accordance with the applicable U.S. tax rules.

Section 11.04. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The applicable provisions of this Agreement shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with any syndication of the credit facility provided for herein as well as activities as the Administrative Agent, and in no event shall any such delegation relieve the Administrative Agent of its obligations under the Loan Documents.

Section 11.06. Resignation of the Administrative Agent.

(a) The Administrative Agent may at any time resign upon twenty (20) days’ prior written notice to the Lenders and Borrower, provided that, so long as no Event of Default under Section 9.01(a), 9.01(e) or 9.01(f) has occurred and is continuing or any other Event of Default has occurred and has been continuing for thirty (30) days, any resignation by the Administrative Agent shall require the prior written consent of the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor reasonably approved by Borrower (provided that Borrower shall have no approval right if an Event of Default under Section 9.01(a), 9.01(e) or 9.01(f) has occurred and is continuing or any other Event of Default has occurred and has been continuing for thirty (30) days), which shall be a financial institution in the United States, or an Affiliate of any such financial institution with an office in the United States, including any of the Lenders (excluding Defaulting Lenders and

Ineligible Institutions) and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders and Borrower) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above with the consent of the Borrower. Whether or not a successor Administrative Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date (except that in the case of any Collateral held by the Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed or other arrangements satisfactory to Required Lenders are made to hold such Collateral).

(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, then in each case, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as the Administrative Agent and, with the consent of Borrower, appoint a successor satisfying the requirements of clause (a) above in this Section. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders and Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable): (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed); and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.09(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removedAdministrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Section 11.01 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.07. Acknowledgement of Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Loan Parties and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption Agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.07(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party; provided that this Section 11.07(c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of any Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from Borrower for the purpose of making such Payment.

Each party’s obligations under this Section 11.07(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 11.08. The Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, restructuring, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, and the Administrative Agent and their respective agents and counsel and all other amounts due Lenders and the Administrative Agent under Section 2.03(b) and otherwise hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator, restructuring officer or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

( ) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.09. Collateral Matters. Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document: (a) upon payment in full of all Obligations (other than contingent indemnification obligations) or (b) that is sold or to be sold as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or as a result of the exercise of remedies hereunder or thereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 11.09.

Section 11.10. Posting Communications.Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any communications available to the Lenders by posting the communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and Loan Parties hereby approves distribution of the communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF

ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and Loan Parties agrees that the Administrative Agent may, but (except as may be required by the Applicable Laws) shall not be obligated to, store the communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 11.11. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any the Applicable Laws. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02 of this Agreement), (i) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Borrower: FLEX SUBSIDIARY LLC By: Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name: Jane Trust
Title: Authorized Signatory

Parent: FRANKLIN LEXINGTON PRIVATE MARKETS FUND

By:	/s/ Jane Trust
Name: Jane Trust
Title: Authorized Signatory

Investment Subsidiary: FLEX INTERMEDIARY LLC By: Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name: Jane Trust
Title: Authorized Signatory

JPMORGAN CHASE BANK N.A., as Administrative Agent and Lender

By:	/s/ Jeffrey Davidovitch
Name: Jeffrey Davidovitch
Title: Managing Director

Signature Page to Credit Agreement

Schedule 1.01

(A)	Administrative Agent’s Lending Office

JPMorgan Chase Bank, N.A.

Lending Office and Domestic Lending Office:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Jeff Davidovitch, Structured Financing

Telephone: (212) 834-4621

Email: US_PE_Fund_Financing@jpmorgan.com

(B)	Lender’s Lending Office

JPMorgan Chase Bank, N.A.

Lending Office and Domestic Lending Office:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Jeff Davidovitch, Structured Financing

Telephone: (212) 834-4621

Email: US_PE_Fund_Financing@jpmorgan.com

Schedule 2.01

Commitments

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$125,000,000	100%

Total	$125,000,000	100%

Schedule 3.01

Closing Documents

•	Credit Agreement, executed by the Borrower, the Parent, the Investment Subsidiary, the Administrative Agent and the Lenders;

•	Security Agreement executed by the Borrower, the Parent, the Investment Subsidiary and the Administrative Agent;

•	Loan Notice executed by the Borrower;

•	Account Control Agreements executed by the Borrower, the Parent, the Investment Subsidiary, The Bank of New York Mellon and the Administrative Agent;

•

Searches of Uniform Commercial Code Filings (or their equivalent) in the jurisdictions of formation or registration and principal place of business of the Borrower, the Parent and the Investment Subsidiary, as applicable, and/or where a filing has been or would need to be made in order to perfect the Administrative Agent’s first priority security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted;

•

UCC financing statements satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been filed or will be submitted for filing in the appropriate public filing office(s), in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s first priority security interest in the Collateral;

•

Customary certificates of resolutions or other action authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party; and

•

Such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, registered or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation or registration.

Schedule 4.01

Organization Information

Sponsor Party Role	Sponsor Party Name	Jurisdiction
Parent	Franklin Lexington Private Markets Fund	Delaware
Borrower	FLEX Subsidiary LLC	Delaware
Investment Subsidiary	FLEX Intermediary LLC	Delaware
Holding Vehicle	FLEX Cayman GP LLC	Delaware
Holding Vehicle	FLEX Cayman LP	Cayman Islands
Holding Vehicle	FLEX Delaware LLC	Delaware
Holding Vehicle	FLEX Splitter LP	Delaware

Schedule 4.12

Equity Interests

Loan Party	Subsidiaries	Percentage of Equity Interests owned by Loan Party in Subsidiary
Franklin Lexington Private Markets Fund (“Parent”)	FLEX Subsidiary LLC	100%
	FLEX Cayman GP LLC	100%
FLEX Subsidiary LLC (“Borrower”)	FLEX Intermediary LLC	100%
FLEX Intermediary LLC (“Investment Subsidiary”)	FLEX Cayman LP	100%
	FLEX Splitter LP	100%[1]
	FLEX Delaware LLC	100%

[1]	A portion of the Investment Subsidiary’s Equity Interest in FLEX Splitter LP is held indirectly through FLEX Cayman LP and FLEX Delaware LLC.

Schedule 4.13

Eligible Investments; Portfolio Investments; Capital Commitments; Record Owner; Value

[See attached]

Schedule 5.02

Accounts of the Sponsor Parties

Sponsor Party	Collateral Account(s)	Type of Account
Franklin Lexington Private Markets Fund	Account No.: 889138 Depository Bank: BNY	Distributions (and subscriptions)
	Account No.: 889136 Depository Bank: BNY	Liquid Investments

FLEX Subsidiary LLC	Account No.: 1004589 Depository Bank: BNY	Distributions

FLEX Intermediary LLC	Account No.: 1004590 Depository Bank: BNY	Distributions

FLEX Cayman LP	Account No.: 1004591 Depository Bank: BNY	Distributions

FLEX Delaware LLC	Account No.: 1004592 Depository Bank: BNY	Distributions

FLEX Splitter LP	Account No.: 1004593 Depository Bank: BNY	Distributions

Schedule 10.04

Borrower’s Information for Notices

Lexington Partners

399 Park Avenue

20th Floor

New York, NY 10022

Attention: Tom Giannetti

Telephone: (212) 754-0411

Email: tgiannetti@lexpartners.com

and

Franklin Templeton

One Madison Avenue

New York, NY 10010

Attention: Jane Trust

Telephone: (410) 454-4935

Email: Jane.Trust@franklintempleton.com

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Ashley Belton Gold

Telephone: (212) 455-3499

Email: ashley.beltongold@stblaw.com

EXHIBIT A

FORM OF NOTE

FLEX SUBSIDIARY LLC

Date:     ,

New York, NY

FOR VALUE RECEIVED, the undersigned, FLEX Subsidiary LLC (“Borrower”), hereby unconditionally promises to pay to [__] (the “Lender”) the aggregate unpaid principal amount of any Loans made by the Lender to Borrower under the Credit Agreement referred to below, in immediately available funds on the dates and in the amounts set forth in the Credit Agreement. Borrower further promises to pay interest on the unpaid principal amount of such Loans from time to time outstanding on the dates and at the rates specified in the Credit Agreement.

This FLEX Subsidiary LLC Note (this “Note”) is the Note referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of March 31, 2025, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the “Credit Agreement”), by and among Borrower, Franklin Lexington Private Markets Fund (the “Parent”), FLEX Intermediary LLC (the “Investment Subsidiary”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time, to which reference is hereby made for a more complete statement of the terms and conditions on which the Loans evidenced hereby are made and are to be repaid. The Credit Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for voluntary and mandatory prepayments under certain circumstances and upon certain terms and conditions. This Note is entitled to the benefits of the other Loan Documents described in the Credit Agreement.

Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement. All payments due hereunder shall be made to the Lender at the time and place, in the type of funds, and in the manner set forth in the Credit Agreement. Borrower hereby waives presentment, demand, protest and all other demands and notices in connection with the execution, delivery, performance or enforcement of this Note, except as otherwise set forth in the Credit Agreement.1

The entries in the register concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be conclusive absent manifest error.

Except as permitted by Section 10.05 of the Credit Agreement, this Note may not be assigned to any other Person.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS NOTE AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

[1]	NTD: Borrower should include a legend consistent with, and to the extent required by, Section 1.1275-3 of the United States Treasury Regulations.

Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Note shall be tried and litigated in state or Federal courts located in the Borough of Manhattan, New York City, State of New York. EACH OF BORROWER AND LENDER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Nothing contained in this Section shall preclude the Lender from bringing any action or proceeding arising out of or relating to this Note in the courts or any place where a Loan Party or any of its assets may be found or located. TO THE EXTENT PERMITTED BY APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BORROWER:

FLEX SUBSIDIARY LLC

By: Franklin Lexington Private Markets Fund, its managing member

By:
Name:
Title:

Exhibit B– Page 1

EXHIBIT B

[RESERVED]

Exhibit E– Sch. I

EXHIBIT C

FORM OF SECURITY AGREEMENT

Attached.

Exhibit C– Page 1

Execution Version

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (this “Security Agreement”), dated as of March 31, 2025, is entered into by and among FLEX SUBSIDIARY LLC, a Delaware limited liability company (“Borrower”), FRANKLIN LEXINGTON PRIVATE MARKETS FUND, a Delaware statutory trust that is registered under the Investment Company Act as a non-diversified, closed-end management investment company (“Parent”), FLEX INTERMEDIARY LLC, a Delaware limited liability company (“Investment Subsidiary”), FLEX CAYMAN LP, a Cayman Islands exempted limited partnership, acting through its general partner, FLEX CAYMAN GP LLC, a Delaware limited liability company (the “Cayman Holding Vehicle”), FLEX DELAWARE LLC, a Delaware limited liability company (the “Delaware LLC Holding Vehicle”), and FLEX SPLITTER LP, a Delaware limited partnership (the “Delaware Splitter Holding Vehicle” and, together with the Cayman Holding Vehicle and the Delaware LLC Holding Vehicle, the “Holding Vehicles”; Borrower, the Parent, Investment Subsidiary and the Holding Vehicles are collectively referred to herein as the “Grantors”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with any successors and permitted assigns, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement (as amended, restated or modified from time to time, the “Credit Agreement”), dated as of the date hereof, by and among Borrower, each other Grantor, Administrative Agent and the Lenders, Lenders have agreed to make Loans to Borrower; and

WHEREAS, in order to induce (a) Secured Parties to enter into the Credit Agreement and the other Loan Documents and (b) Lenders to make the Loans provided for in the Credit Agreement, Borrower has agreed to grant a continuing Lien on the Collateral owned by it to secure its Secured Obligations, and each Grantor has agreed to grant a continuing Lien on the Collateral owned by it to secure its Secured Obligations (or, in the case of the Holding Vehicles, the Borrower’s Secured Obligations), in accordance with the terms herein. Notwithstanding anything to the contrary herein, the Holding Vehicles have no Secured Obligations hereunder, and any reference to the Secured Obligations in relation to the Holding Vehicles shall be deemed to refer the Secured Obligations of the Borrower.

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, and to induce Secured Parties to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1. Defined Terms. All capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement. All other capitalized terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

(a) “Borrower Collateral” has the meaning specified in Section 2(a) hereof.

(b) “Collateral” has the meaning specified in Section 2(d) hereof.

1

(c) “Collateral Accounts” means any Securities Account or Deposit Account of the Grantors into which any Portfolio Investments or Distributions from or Proceeds of Portfolio Investments are directed to be credited or transferred, in each case, including, without limitation, the accounts listed on Schedule II.

(d) “Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC.

(e) “Documents” means all “documents,” as such term is defined in the UCC.

(f) “Indemnitees” has the meaning specified in Section 4(c) hereof.

(g) “Investment Property” means all “investment property” as such term is defined in the UCC, including all securities, whether certificated or uncertificated and all securities accounts.

(h) “Investment Subsidiary Collateral” has the meaning specified in Section 2(b) hereof.

(i) “Parent Collateral” has the meaning specified in Section 2(b) hereof.

(j) “Proceeds” shall mean “proceeds,” as such term is defined in the UCC, and, in any event, shall include any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), any recoveries against third parties with respect to any litigation or dispute concerning any of the Collateral and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

(k) “Secured Obligations” means all Obligations now or hereafter existing.

(l) “Securities Account” means all “securities accounts,” as such term is defined in the UCC.

(m) “Security Entitlements” means all “security entitlements,” as such term is defined in the UCC.

(n) “Termination Date” means the date on which all obligations under this Security Agreement in respect of the Collateral shall terminate, which date shall be the earlier of the payment in full of all Obligations under the Credit Agreement (other than any part of the Obligations that represents contingent contractual indemnities) and the irrevocable release by Administrative Agent of Grantors from any and all Secured Obligations under this Security Agreement.

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(o) “UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the Secured Parties’ security interest in Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

2. Grant of Lien.

(a) To secure the prompt and complete payment, performance and observance of its Secured Obligations, when due, whether by lapse of time, acceleration or otherwise, Borrower hereby grants, assigns by way of security, conveys, mortgages, charges, pledges, hypothecates and transfers to the Administrative Agent, on behalf of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the following personal property and other assets of Borrower, whether now owned by or owing to, or hereafter acquired by Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the “Borrower Collateral”):

(i) all Collateral Accounts of Borrower, including, without limitation, each Collateral Account of Borrower listed on Schedule II, together with all Investment Property, money, cash or Cash Equivalents contained in any such Collateral Account;

(ii) all Equity Interests in the Investment Subsidiary held by Borrower; and

(iii) to the extent not otherwise included in the foregoing clauses (i) and (ii), all Proceeds and other rights to payments and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b) To secure the prompt and complete payment, performance and observance of its Secured Obligations, when due, whether by lapse of time, acceleration or otherwise, the Parent hereby grants, assigns by way of security, conveys, mortgages, charges, pledges, hypothecates and transfers to the Administrative Agent, on behalf of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the following personal property and other assets of the Parent, whether now owned by or owing to, or hereafter acquired by the Parent, and regardless of where located (all of which being hereinafter collectively referred to as the “Parent Collateral”):

(i) all Collateral Accounts of the Parent, including, without limitation, each Collateral Account of Parent listed on Schedule II, together with all Investment Property, money, cash or Cash Equivalents contained in any such Collateral Account;

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(ii) all Equity Interests in Borrower and the Investment Subsidiary held by the Parent;

(iii) each Liquid Investment held directly by the Parent; and

(iv) to the extent not otherwise included in the foregoing clauses (i) through (iii), all Proceeds and other rights to payments and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(c) To secure the prompt and complete payment, performance and observance of its Secured Obligations, when due, whether by lapse of time, acceleration or otherwise, Investment Subsidiary hereby grants, assigns by way of security, conveys, mortgages, charges, pledges, hypothecates and transfers to the Administrative Agent, on behalf of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the following personal property and other assets of Investment Subsidiary, whether now owned by or owing to, or hereafter acquired by Investment Subsidiary, and regardless of where located (all of which being hereinafter collectively referred to as the “Investment Subsidiary Collateral”):

(i) all Collateral Accounts of Investment Subsidiary, including, without limitation, each Collateral Account of Investment Subsidiary listed on Schedule II, together with all Investment Property, money, cash or Cash Equivalents contained in any such Collateral Account; and

(ii) to the extent not otherwise included in the foregoing clause (i), all Proceeds and other rights to payments and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(d) To secure the prompt and complete payment, performance and observance of the Borrower’s Secured Obligations, when due, whether by lapse of time, acceleration or otherwise, each Holding Vehicle hereby grants, assigns by way of security, conveys, mortgages, charges, pledges, hypothecates and transfers to the Administrative Agent, on behalf of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the following personal property and other assets of such Holding Vehicle, whether now owned by or owing to, or hereafter acquired by such Holding Vehicle, and regardless of where located (collectively with the Borrower Collateral, Parent Collateral and the Investment Subsidiary Collateral, the “Collateral”)):

(i) all Collateral Accounts of such Holding Vehicle, including, without limitation, each Collateral Account of such Holding Vehicle listed on Schedule II, together with all Investment Property, money, cash or Cash Equivalents contained in any such Collateral Account; and

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(ii) to the extent not otherwise included in the foregoing clause (i), all Proceeds and other rights to payments and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(e) In addition, to ensure the prompt and complete payment, performance and observance of their respective Secured Obligations when due, whether by lapse of time, acceleration or otherwise, and in order to induce Secured Parties as aforesaid, Grantors hereby authorize the Administrative Agent, for itself and the benefit of Secured Parties, following the occurrence of and during the continuation of an Event of Default, to setoff against the property of Grantors held by Secured Parties, consisting of property described above in Section 2(a) through Section 2(d), as applicable, now or hereafter in the possession or custody of or in transit to Secured Parties, for any purpose, including safekeeping, collection or pledge, for the account of Grantors, or as to which any Grantor may have any right or power, solely to the extent of Obligations then due by the Grantors to the Secured Parties.

3. Representations and Warranties. Each Grantor represents and warrants to the Secured Parties for itself that:

(a) Such Grantor is the legal and equitable owner of or has rights in each item of the Collateral upon which it purports to grant a Lien hereunder and has good and valid title thereto, free and clear of any and all Liens other than Permitted Liens.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral of such Grantor is on file or of record in any public office, except such as may have been filed by the Administrative Agent or such Grantor in favor of the Administrative Agent pursuant to this Security Agreement or the other Loan Documents (or has been assigned by such Grantor in favor of the Administrative Agent) or the Permitted Liens.

(c) This Security Agreement is effective to create a valid and continuing Lien (except as may be limited by equitable principles and by bankruptcy, insolvency, restructuring, reorganization, moratorium or similar laws relating to creditors’ rights generally) on and, upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule I hereto, a perfected Lien in favor of the Secured Parties (subject to Permitted Liens), on the Collateral of such Grantor with respect to which a Lien may be perfected by filing pursuant to the UCC. Such Lien is prior to all other Liens, except Permitted Liens, and is enforceable as such as against any and all creditors of and purchasers from such Grantor, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, restructuring, moratorium or similar laws relating to creditors’ rights generally. Such Grantor has only one jurisdiction of organization or registration.

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(d) Such Grantor’s legal name as it appears in official filings in the jurisdiction of its organization, formation or registration, the type of entity of such Grantor (including exempted limited partnership or exempted company, limited partnership, limited liability company, statutory trust or corporation), and the location of such Grantor’s chief executive office or principal place of business are set forth on Schedule III hereto.

(e) Grantors do not have any Collateral Accounts except for those set forth in Schedule II.

(f) Parent directly owns 100% of the Equity Interests in Borrower. Borrower directly owns 100% of the Equity Interests in Investment Subsidiary, other than any Equity Interest held by Parent in its capacity as general partner, managing member or manager (or similar role). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Equity Interests (i) in Borrower owned by Parent and (ii) in Investment Subsidiary owned by Borrower.

(g) The Equity Interests of Borrower and Investment Subsidiary are uncertificated.

(h) The representations and warranties set forth herein are made as of the date hereof and shall survive the execution and delivery of this Security Agreement.

4. Covenants. Each Grantor, for itself, covenants and agrees with the Administrative Agent, that from and after the date of this Security Agreement until the Termination Date:

(a) Further Assurances.

(a) Each Grantor shall take any actions reasonably requested by the Administrative Agent from time to time to cause the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of the Administrative Agent to enforce, the security interest of the Secured Parties in any and all of the Collateral of such Grantor, including, without limitation, (1) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Grantor’s signature thereon is required therefor, (2) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral of such Grantor if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the security interest of the Secured Parties in such Collateral, (3) using commercially reasonable efforts to obtain the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor or other person obligated on Collateral of such Grantor, and (4) delivering to the Administrative Agent copies or originals, as applicable, of any certificates or documents reasonably necessary for the purposes stated above.

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(ii) In accordance with the Credit Agreement, each Grantor shall obtain Account Control Agreements with each bank or financial institution holding Collateral Accounts with respect to such Grantor.

(iii) Each Grantor irrevocably and unconditionally authorizes the Administrative Agent to file at any time and from time to time such financing statements with respect to the Collateral of such Grantor naming the Administrative Agent as secured party and such Grantor as debtor, as Administrative Agent may reasonably require, and including any other information with respect to such Grantor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Administrative Agent may reasonably determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Grantor hereby ratifies and approves all financing statements naming Administrative Agent as secured party and such Grantor, as the case may be, as debtor and identifying the Collateral of such Grantor (and any continuations or amendments with respect to such financing statements) filed by or on behalf of Administrative Agent prior to the date hereof and ratifies and confirms the authorization of Administrative Agent to file such financing statements (and continuations or amendments, if any). Each Grantor hereby authorizes Administrative Agent to adopt on behalf of such Grantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Administrative Agent as secured party and such Grantor as debtor includes assets and properties of such Grantor that do not at any time constitute Collateral of such Grantor, whether hereunder, under any of the other Loan Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Grantor to the extent of the Collateral of such Grantor included in such description and it shall not render the financing statement ineffective as to any of the Collateral of such Grantor or otherwise affect the financing statement as it applies to any of the Collateral of such Grantor.

(b) Maintenance of Records. To the extent required by the Constituent Documents of such Grantor or applicable law, including the Investment Company Act, each Grantor shall keep and maintain, at its own cost and expense, records of the Collateral that are complete in all material respects, including a record of any and all payments received and any and all credits granted with respect to the Collateral.

(c) Indemnification. The provisions of Section 10.01 of the Credit Agreement shall apply hereunder with respect to the Borrower mutatis mutandis.

(d) [Reserved].

(e) Limitations on Issuance of New Equity Interests. The Borrower shall not issue any further Equity Interests, or admit any Person as an additional or substitute member of the Borrower, without the prior written consent of the Administrative Agent,

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other than Equity Interests issued to Parent and constituting Parent Collateral hereunder. Investment Subsidiary shall not issue any further Equity Interests, or admit any Person as an additional or substitute member of Investment Subsidiary, without the prior written consent of the Administrative Agent, other than Equity Interests issued to the Borrower or the Parent and constituting Collateral hereunder.

(i) Further Identification of Collateral. Each Grantor will, if reasonably requested in writing by Administrative Agent, furnish to Administrative Agent, statements and schedules further identifying and describing the Collateral of such Grantor, all in such detail as Administrative Agent may reasonably specify.

(j) Notices. Each Grantor will advise Administrative Agent promptly, in reasonable detail, upon becoming aware of any Lien (other than any Permitted Lien) on the Collateral of such Grantor affecting, involving or relating to the Collateral of such Grantor.

(k) Reincorporation. No Grantor shall, without providing ten (10) Business Days’ prior written notice to Administrative Agent (or such shorter period as may be agreed by the Administrative Agent) and without filing such financing statements and amendments to any previously filed financing statements as Administrative Agent may reasonably require, reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated, registered or organized as of the date hereof; provided that, in any event, any such notice shall be valid and effective only to the extent such reincorporation or reorganization is otherwise permitted under the Credit Agreement and the other Loan Documents.

(l) Terminations; Amendments Not Authorized. Each Grantor acknowledges that such Grantor is not authorized to, and agrees that it will not, file any amendment or termination statement with respect to any financing statement filed by Administrative Agent without the prior written consent of Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

5. Administrative Agent’s Rights; Limitations on Administrative Agent’s Obligations.

(a) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its Contractual Obligations and all other contracts relating to the Collateral of such Grantor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Administrative Agent shall not have any obligation or liability under any Contractual Obligations and all other contracts relating to the Collateral of such Grantor by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Administrative Agent of any payment relating to any such Contractual Obligation and all other contracts relating to the Collateral of such Grantor pursuant hereto. Administrative Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligations and all other contracts relating to the Collateral of such Grantor, or to make any payment, or to

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make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligations and all other contracts relating to the Collateral of such Grantor, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Administrative Agent may at any time after the occurrence and during the continuation of an Event of Default without prior notice to any Grantor, notify any depositary bank or securities intermediary under any Account Control Agreement that all property in the related Securities Accounts or Deposit Accounts shall be transferred directly to Administrative Agent or that Administrative Agent is exercising any of its remedies with respect thereto, or upon the request of Administrative Agent, each Grantor shall so notify such Persons. Upon the exercise of such remedies, Administrative Agent shall give notice thereof to the Grantors. Once any such notice has been given to such Persons, so long as any Event of Default shall be continuing, no Grantor shall give any contrary instructions to such Persons without Administrative Agent’s prior written consent.

(c) At any time after the occurrence and during the continuation of an Event of Default, Administrative Agent shall use good faith efforts to conduct repossessions, retentions or sales of Collateral in accordance with Applicable Law.

6. Administrative Agent’s Appointment as Attorney-in-Fact. Each Grantor irrevocably appoints the Administrative Agent as its true and lawful attorney, with full power of substitution, in its name or otherwise, for the sole use and benefit of the Secured Parties, but at Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time in the Administrative Agent’s discretion while an Event of Default shall have occurred and be continuing, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable, in the discretion of Administrative Agent, to accomplish the purposes of the Loan Documents, without prior notice to or assent by any Grantor. Without limiting the generality of the foregoing, such appointment as true and lawful attorney shall include any and all of the following powers with respect to all or any of the Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(b) in the name of any Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; to ask or demand for,

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collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as the Administrative Agent may deem appropriate; to cause any Grantor to intervene in any suit, action or proceeding with respect thereto; and generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, Liens thereon for the ratable benefit of the Administrative Agent and to effect the intent of this Security Agreement, all as fully and effectively as the applicable Grantor might do,

(d) to take any other action deemed appropriate by the Administrative Agent for the purpose of collecting any and all moneys due to the Administrative Agent, and

(e) to demand that any Grantor take or cause to be taken any and all action and to execute, amend or modify or cause to be executed, amended or modified any and all agreements, documents and instruments, that may be necessary or desirable to accomplish the purposes of this Security Agreement.

The powers of attorney granted hereunder are each coupled with an interest and shall be irrevocable until the Termination Date; provided that, if payment of any of the Secured Obligations are rescinded, set aside, avoided, disgorged or otherwise required to be returned by Administrative Agent, the powers of attorney granted hereunder shall thereupon be deemed to be reinstated as if such payment had never occurred. The powers conferred on Administrative Agent under the powers of attorney hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers. Anything in this Section 6 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing.

NEITHER ADMINISTRATIVE AGENT NOR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT TO THE EXTENT DAMAGES ARE ATTRIBUTABLE TO THEIR OWN BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS,

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ATTORNEYS, OR REPRESENTATIVES, IN EACH CASE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE DECISION NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7. Remedies; Rights upon Event of Default.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, and subject to the limitations set forth in Section 9.02 of the Credit Agreement and any other restrictions contained in the Credit Agreement and the Loan Documents, if any Event of Default shall have occurred and be continuing, Administrative Agent may exercise all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, each Grantor expressly agrees that in such event Administrative Agent, (1) shall have the right to notify any party of its security interest in the Collateral and (2) without demand of performance or other demand, advertisement or notice of any kind (except the notices specified in this Security Agreement, including as to time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other Applicable Law):

(i) may forthwith enter upon the premises of such Grantor where any Collateral of such Grantor is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Administrative Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral of such Grantor, or any part thereof, and may forthwith sell, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, to the highest bidder, for cash or on credit or for future delivery without assumption of any credit risk; provided that Administrative Agent reserves the right to reject any and all bids at such sales which, in its reasonable discretion, it shall deem inadequate;

(ii) Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase for its benefit, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases; and

(iii) such sales may be adjourned and continued from time to time with or without notice.

Administrative Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use such Grantor’s premises without charge for such time or times as Administrative Agent reasonably deems necessary or advisable.

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Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to foreclose, sell or otherwise transfer the Equity Interests in Borrower and Investment Subsidiary. Upon such delivery, the Borrower or Investment Subsidiary, as applicable, shall cause the transfer to be registered in its books maintained for the purpose of registering the transfer of limited liability company interests. The Administrative Agent or its designee shall be admitted to the Borrower or Investment Subsidiary, as applicable, as a member of the Borrower or Investment Subsidiary, as applicable, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of the limited liability company agreement of the Borrower or Investment Subsidiary, as applicable, as provided in such agreement with all of the rights of a member thereunder. To the extent the consent of any other member of the Borrower or Investment Subsidiary is required to admit the Administrative Agent or its designee as a member of the Borrower or the Investment Subsidiary, as applicable, in accordance with the immediately preceding sentence, the parties hereto shall cause such member to consent to such admission.

(b) If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Administrative Agent’s request, to assemble the Collateral of such Grantor and make it available to Administrative Agent at a place or places designated by Administrative Agent which are reasonably convenient to Administrative Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Administrative Agent is able to effect a sale or other disposition of the Collateral of such Grantor, Administrative Agent shall have the right (but not the obligation) to hold or use the Collateral of such Grantor, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral of such Grantor or its value or for any other purpose deemed appropriate by Administrative Agent. Administrative Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral of such Grantor while the Collateral of such Grantor is in the possession of Administrative Agent. Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral of such Grantor and to enforce any of Administrative Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as follows:

first, to pay the expenses of such sale or other disposition, including fees and expenses to agents of and counsel for the Administrative Agent, and any other amounts then due to the Administrative Agent payable or reimbursable under the Loan Documents;

second, to payment of all accrued unpaid interest on the Secured Obligations (including, without limitation, interest accrued at the Default Rate) ratably among the Secured Parties;

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third, to payment of principal of the Secured Obligations ratably among the Secured Parties;

fourth, to payment, on a pari passu basis, of any other amounts owing constituting Secured Obligations and interest on the foregoing, in each case ratably among the Secured Parties; and

fifth, any remainder shall be for the account of and paid to the applicable Grantor or whoever else may be lawfully entitled thereto.

(c) To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent, the Secured Parties and their Related Parties arising out of the repossession, retention or sale of the Collateral of such Grantor except to the extent they arise out of the bad faith, gross negligence or willful misconduct of Administrative Agent or such Secured Parties (as determined by a final, non-appealable decision of a court of competent jurisdiction). Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral of such Grantor are insufficient to pay all Secured Obligations, including any reasonable attorneys’ fees and other expenses incurred by Administrative Agent to collect such deficiency.

(d) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Administrative Agent to fail to incur expenses reasonably deemed significant by Administrative Agent to prepare the Collateral for disposition, to fail to obtain third party consents, for access to the Collateral to be disposed of, if not required by Applicable Law, or to obtain or, if not required by Applicable Law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, to fail to exercise collection remedies against Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, to contact other Persons, whether or not in the same business as either Grantor, for expressions of interest in acquiring all or any portion of such Collateral, to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, to dispose of assets in wholesale rather than retail markets, to disclaim disposition warranties, such as title, possession or quiet enjoyment, or to the extent commercially reasonable, to obtain at a reasonable cost given the nature of the subject transaction(s) the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(d) is to provide non-exhaustive indications of what actions or omissions by Administrative Agent would not be commercially unreasonable in Administrative Agent’s exercise of remedies against

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the Collateral and that other actions or omissions by Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(d). Without limitation upon the foregoing, nothing contained in this Section 7(d) shall be construed to grant any rights to either Grantor or to impose any duties on Administrative Agent that would not have been granted or imposed by this Security Agreement or by Applicable Law in the absence of this Section 7(d).

(e) Administrative Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations, or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Administrative Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Administrative Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral of such Grantor made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8. Limitation on Administrative Agent’s Duties in Respect of Collateral. Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, except to the extent that such liability arises from the Administrative Agent’s bad faith, gross negligence or willful misconduct to the extent determined by a court of competent jurisdiction in a final non-appealable judgement.

9. Lien Absolute. All rights of Administrative Agent and any other Secured Party hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional regardless of:

(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

14

(c) any exchange, release or non-perfection of any Collateral or any release, amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

(d) the insolvency of any Loan Party; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor, other than termination of this Security Agreement pursuant to the terms hereof.

10. No Impairment; Waiver of Notice. Each Grantor consents and agrees that Administrative Agent may at any time, or from time to time, in its discretion (but subject to Section 10.02 of the Credit Agreement): renew, extend or change the time of payment, or the manner, place or terms of payment of all or any part of the Secured Obligations; and exchange, release or surrender all or any of the Collateral or any part thereof, by whomsoever pledged or deposited that is now or may hereafter be held by Administrative Agent in connection with all or any of the Secured Obligations, all in such manner and upon such terms as Administrative Agent may deem proper and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral and notwithstanding any such modification, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. To the extent it may lawfully do so, each Grantor hereby waives notice of acceptance of this Security Agreement and also waives presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations and promptness in commencing suit against any party hereto or liable hereon and in giving any notice to (except as expressly provided for herein) or of making any claim or demand hereunder upon such Grantor. To the maximum extent permitted by Applicable Law, each Grantor agrees that no act or omission of any kind on Administrative Agent’s part shall in any event affect or impair the security interests granted under this Security Agreement.

11. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

15

12. No Waiver; Cumulative Remedies. No failure by Administrative Agent to exercise, and no delay by Administrative Agent in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Administrative Agent and each Grantor.

13. GOVERNING LAW; CONSENT TO JURISDICTION; CHOICE OF FORUM.

(a) THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS SECURITY AGREEMENT AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

(b) Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Security Agreement shall be tried and litigated in state or Federal courts located in the Borough of Manhattan, New York City, State of New York. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c) Nothing contained in this Section 13 shall preclude the Administrative Agent or any Secured Party from bringing any action or proceeding against any Loan Party to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.04 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

16

14. Successors and Assigns. This Security Agreement and all obligations of any Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Secured Parties hereunder inure to the benefit of the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and permitted assigns. No sales of participations, other sales, assignments, transfers or other dispositions by any Secured Party of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein permitted pursuant to the terms of the Credit Agreement or that occur by operation of law shall in any manner impair the Lien granted to the Secured Parties hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement except in connection with an assignment of the Credit Agreement permitted pursuant to Section 10.05 thereof.

15. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

17. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Secured Parties and the Grantors with respect to the matters referred to herein and therein.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS SECURITY AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

19. Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, all of which counterparts, taken together, shall constitute but one and the same agreement. This Security Agreement shall become effective upon the authentication of a counterpart hereof by each of the parties hereto, by manual signature, facsimile or, electronic means (including by portable document format delivered by electronic mail), all of which shall be equally valid.

17

20. Benefit of the Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with Section 7(b) hereof and the terms of the Credit Agreement.

21. Termination of this Security Agreement; Release. Subject to Section 11 hereof, this Security Agreement and the Liens granted by the Grantors shall terminate and be of no further force or effect and all rights to the Collateral shall revert to the applicable Grantor when the Termination Date shall have occurred. Upon any full or partial termination of the Liens and release of Collateral, including pursuant to Section 11.09 of the Credit Agreement, Administrative Agent will, at the expense of the Borrower, execute and deliver to such Grantor such documents as the Grantor shall reasonably request to evidence the termination of the Liens and the release of the Collateral.

[Signature Pages Follow]

18

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first above written.

Borrower:

FLEX SUBSIDIARY LLC, as a Grantor

By:	Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

Parent:

FRANKLIN LEXINGTON PRIVATE MARKETS FUND, as a Grantor

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

Investment Subsidiary:

FLEX INTERMEDIARY LLC, as a Grantor

By:	Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

[Signature Page to Security and Pledge Agreement]

Holding Vehicles:

FLEX CAYMAN LP, as a Grantor

By:	FLEX Cayman GP LLC, its general partner

By:	Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

FLEX SPLITTER LP, as a Grantor

By:	Franklin Lexington Private Markets Fund, its general partner

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

FLEX DELAWARE LLC, as a Grantor

By:	Franklin Lexington Private Markets Fund, its managing member

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

21

SCHEDULE I

Filing Jurisdictions

Grantor	Filing Jurisdiction
FLEX Subsidiary LLC	Delaware

Franklin Lexington Private Markets Fund	Delaware

FLEX Intermediary LLC	Delaware

FLEX Cayman LP	New York

FLEX Splitter LP	Delaware

FLEX Delaware LLC	Delaware

I-1

SCHEDULE II

List of Accounts

Borrower Account

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 1004589

Account Name: FLEX FUNDS SUBSIDIARY

Parent Accounts

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 889138

Account Name: FRK LEXINGTON PRIV MRKT FD CASH

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 889136

Account Name: FRANKLIN LEXINGTON PRIVATE MRKTS FD

Investment Subsidiary Account

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 1004590

Account Name: FLEX FUNDS INTERMEDIARY

Holding Vehicle Accounts

FLEX Delaware LLC Account

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 1004592

Account Name: FLEX DELAWARE DISTRIBUTIONS

II-1

FLEX Splitter LP Account

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 1004593

Account Name: FLEX SPLITTER DISTRIBUTIONS

FLEX Cayman LP Account

Bank: The Bank of New York Mellon

ABA #: 021000018

SWIFT: IRVTUS3N

Account Number: 1004591

Account Name: FLEX CAYMAN DISTRIBUTIONS

II-2

SCHEDULE III

Principal Place of Business / Chief Executive Office

Grantor	Type of Entity	Principal Place of Business / Chief Executive Office
FLEX Subsidiary LLC	Limited Liability Company	New York

Franklin Lexington Private Markets Fund	Statutory Trust	New York

FLEX Intermediary LLC	Limited Liability Company	New York

FLEX Cayman LP	Exempted Limited Partnership	New York

FLEX Splitter LP	Limited Partnership	New York

FLEX Delaware LLC	Limited Liability Company	New York

III-1

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

FOR [       ] ENDED [        ]

DATE:     , 20

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 7.01(c) of the Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC, as Borrower, Franklin Lexington Private Markets Fund (the “Parent”), FLEX Intermediary LLC, as Investment Subsidiary, each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of Parent and that as of [date at the end of the period indicated above] (the “Reporting Date”):

(a) The undersigned has reviewed and is familiar with the terms and provisions of the Loan Documents and has made, or caused to be made under his/her supervision, a detailed review of the financial condition of Parent during the accounting period covered by the attached financial statements, and to the knowledge of the undersigned, no Event of Default (nor any Default) existed during such period which has not been cured or waived;

(b) Attached as Annex A is a list of each Portfolio Investment funded, acquired or sold, and the amounts thereof, and all Distributions received by each Sponsor Party in respect of the Portfolio Investments during the fiscal quarter ending on the Reporting Date;

(c) [There have been no changes to Schedule 4.13 since last delivered to the Administrative Agent] [Attached as Annex B is an updated Schedule 4.13 (including look-through details for any Portfolio Investments that are fund of Private Equity Funds to the extent such look-through details are available to the applicable Sponsor Party (it being understood that the applicable Sponsor Party shall use commercially reasonable efforts to obtain such look-through details))];

(d) Each Sponsor Party is in compliance with the covenants set forth in the Credit Agreement;

(e) Attached as Annex C are calculations evidencing compliance with the Minimum NAV test set forth in Section 8.14 of the Credit Agreement;

(f) The representations and warranties of each Loan Party contained in Article 4 of the Credit Agreement are true and correct in all material aspects on and as of the Reporting Date, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall be true and correct in all material respects as of such earlier date;

(g) [The financial statements of Parent are attached as Annex D to this Certificate. Such financial statements fairly present, in all material respects, the financial condition and the results of operations of Parent on the dates and for the periods indicated, on the basis of GAAP, subject, in the case

Exhibit D–4

of interim financial statements, to normal year-end adjustments and the absence of footnote disclosures;]2

[Signature page follows]

[2]	[Include if attaching annual audited financial statements or semi-annual financial statements.]

Exhibit E– Sch. I

FRANKLIN LEXINGTON PRIVATE MARKETS FUND

By:
Name:
Title:

Exhibit E– Sch. I

EXHIBIT E

FORM OF BORROWING BASE CERTIFICATE

JPMorgan Chase Bank, N.A.                , 20[●]

383 Madison Avenue, 5th Floor

New York, New York 10179

Attention: Jeffrey Davidovitch

Phone: 212-834-4621

Email: SEFP_NY@jpmorgan.com; US_PE_Fund_Financing@jpmorgan.com

RE: That certain Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund (the “Parent”), FLEX Intermediary LLC (the “Investment Subsidiary”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This Borrowing Base Certificate is executed and delivered by Borrower to the Administrative Agent pursuant to Section 7.01(d) of the Credit Agreement.

Borrower hereby represents, warrants, and certifies to the Administrative Agent that:

(i) The Borrowing Base calculations attached hereto as Schedule I are true and correct in all material respects as of the date hereof. In the event that any of the relevant information on such Borrowing Base calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto.

(ii) The Loan to Value Ratio calculations attached hereto as Schedule II are true and correct in all material respects as of the date hereof (after giving pro-forma effect to the funding of the Loans contemplated by this Loan Notice). In the event that any of the relevant information on such Loan to Value Ratio calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto.

(iii) Schedule III attached hereto sets forth: (1) if a shareholder repurchase request expired during the immediately preceding month, the aggregate amount of repurchases by Investors in the Parent of Equity Interests in the Parent pursuant to such repurchase request, (2) the aggregate amount of redemptions by Investors in the Parent of Equity Interests in the Parent during the twelve (12) month period ended on the last day of such month expressed as a percentage of the “net asset value” of the Parent as of the first day of such twelve (12) month period, (3) any Capital Calls and Capital Contributions made for any Eligible Investment during the immediately preceding month and (4) all Portfolio Investment Purchase Obligations as of the date hereof.

Exhibit E -1

The undersigned has executed and delivered this Borrowing Base Certificate as of the date first written above.

BORROWER:

FLEX SUBSIDIARY LLC

By:	Franklin Lexington Private Markets Fund, its managing member

By:
Name:
Title:

Exhibit E -2

SCHEDULE I TO BORROWING BASE CERTIFICATE

[Borrowing Base Calculations]

Exhibit E -3

SCHEDULE II TO BORROWING BASE CERTIFICATE

[Loan to Value Ratio Calculations to be Attached Separately]

Exhibit D–4

SCHEDULE III TO BORROWING BASE CERTIFICATE

[Attached Separately]

(1) if a shareholder repurchase request expired during the immediately preceding month, the aggregate amount of repurchases by Investors in the Parent of Equity Interests in the Parent pursuant to such repurchase request:

[    ]

(2) the aggregate amount of redemptions by Investors in the Parent of Equity Interests in the Parent during the twelve (12) month period ended on the last day of such month expressed as a percentage of the “net asset value” of the Parent as of the first day of such twelve (12) month period:

[    ]

(3) any Capital Calls and Capital Contributions made for any Eligible Investment during the immediately preceding month:

[    ]

(4) all Portfolio Investment Purchase Obligations as of the date hereof:1

[    ]

[1]

“Portfolio Investment Purchase Obligations” means all obligations of a Sponsor Party with respect to (a) equity commitment letters or guarantees in connection with the purchase of a Portfolio Investment and (b) the payment of deferred purchase price, acquisition price, or any similar cost or liability with respect to any Portfolio Investment; provided that such obligations shall be general unsecured obligations of such Person and there shall be no recourse to, or proprietary claim or clawback right with respect to, the applicable Portfolio Investment. The Loan Parties shall use commercially reasonable efforts to ensure that (i) the sole obligor with respect to any Portfolio Investment Purchase Obligations is the Parent prior to any other Sponsor Party incurring or otherwise becoming liable for such Portfolio Investment Purchase Obligations and (ii) the Parent and the Borrower shall be the obligors with respect to any Portfolio Investment Purchase Obligations prior to any other Sponsor Party incurring or otherwise becoming liable for such Portfolio Investment Purchase Obligations.

Exhibit E -2

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR] (the “Assignor”) and [ASSIGNEE] (the “Assignee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Lender as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[Assignee is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower: FLEX Subsidiary LLC

4.	Administrative Agent: JPMorgan Chase Bank N.A., as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement: The Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Borrower, Franklin Lexington Private Markets Fund (the “Parent”), FLEX Intermediary LLC (the “Investment Subsidiary”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

[1]	Select or delete as applicable.

Exhibit F– Page 1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/ Loans[2]	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/Loans[3]	CUSIP
Loans/Commitments	$	$	%

7.	[Trade Date: ][4]

Effective Date:      , 20  [TO BE INSERTED BY LENDER AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

[Consented to and Accepted][1]:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[1]	To be added only if the consent of the Lender is required by the terms of the Credit Agreement.

[Signature Page to Assignment and Assumption Agreement]

[Consented to by:][2]

BORROWER:

FLEX SUBSIDIARY LLC

By:	Franklin Lexington Private Markets Fund, its managing member

By:
Name:
Title:

[2]	To be used only if Borrower’s consent is required pursuant to Section 10.05(b)(iii) of the Credit Agreement.

[Signature Page to Assignment and Assumption Agreement]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.01. Assignor. The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

1.02. Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it is a “qualified purchaser”, within the meaning of Section 3(c)(7) of the Investment Company Act of 1940 and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that: (i) it will, independently and without reliance on the Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Lender shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Lender shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

Annex 1– Page 1

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with, and this Assignment and Assumption and all claims and causes of action arising out of the transactions contemplated hereby shall be governed by, the laws of the state of New York.

Annex 1– Page 2

EXHIBIT G

FORM OF LOAN NOTICE

JPMorgan Chase Bank, N.A.              , 20[●]1

383 Madison Avenue, 5th Floor

New York, New York 10179

Attention: Jeffrey Davidovitch

Phone: 212-834-4621

Email: SEFP_NY@jpmorgan.com

RE: That certain Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund (the “Parent”), FLEX Intermediary LLC (the “Investment Subsidiary”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This Loan Notice is executed and delivered by Borrower to the Administrative Agent pursuant to Section 2.01(c) of the Credit Agreement.

The undersigned Borrower hereby requests a Loan pursuant to the Credit Agreement as follows:

1.	Principal Amount of Borrowing: $
2.	Date of Borrowing:[2]
3.	Type of Borrowing (check one box only):

Benchmark Rate Loan with 3-month Interest Period 0 Base Rate Loan[3] 0

4.	Borrower’s wire instructions for receipt of Loan:

Bank:
ABA Number:
Account Name:
Account Number:
Reference:
Contact:

In connection with the Loan requested herein, Borrower hereby represents, warrants, and certifies to the Administrative Agent that:

[1]

This Loan Notice must be received by the Lender not later than 11:00 a.m. (New York time) three (3) Business Days prior to the requested date of Borrowing (or such shorter period as the Lender may agree to).

[2]	Such date shall be a Business Day during the Borrowing Period.
[3]	Only if the Term SOFR is unavailable.

Exhibit G – Page 1

(i) The Borrowing Base calculations attached hereto as Schedule I are true and correct in all material respects as of the date hereof. In the event that any of the relevant information on such Borrowing Base calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto.

(ii) The Loan to Value Ratio calculations attached hereto as Schedule II are true and correct in all material respects as of the date hereof (after giving pro-forma effect to the funding of the Loans contemplated by this Loan Notice). In the event that any of the relevant information on such Loan to Value Ratio calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto.

[Signature page follows.]

Exhibit G – Page 2

The undersigned has executed and delivered this Loan Notice as of the date first written above.

BORROWER:

FLEX SUBSIDIARY LLC

By:	Franklin Lexington Private Markets Fund, its managing member

By:
Name:
Title:

SCHEDULE I TO LOAN NOTICE

[Updated Borrowing Base Calculations to be Attached Separately]

Schedule I – Page 1

SCHEDULE II TO LOAN NOTICE

[Loan to Value Ratio Calculations to be Attached Separately]

Schedule II – Page 1

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships or Other Pass Through Entities For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund, FLEX Intermediary LLC (the “Investment Subsidiary”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.09(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Guarantor within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Guarantor as described in Section 881(c)(3)(C) of the Code, and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-1– Page 1

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-1 Page 2

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships or Other Pass Through Entities

For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund, as the Parent, FLEX Intermediary LLC, as the Investment Subsidiary, each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.09(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Guarantor within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Guarantor as described in Section 881(c)(3)(C) of the Code, and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-2– Page 1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-2– Page 2

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships or Other Pass Through Entities For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund, as the Parent, FLEX Intermediary LLC, as the Investment Subsidiary, each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.09(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of any Guarantor within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to any Guarantor as described in Section 881(c)(3)(C) of the Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or of any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-3– Page 1

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships or Other Pass Through Entities For U.S.

Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of March 31, 2025 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among FLEX Subsidiary LLC (the “Borrower”), Franklin Lexington Private Markets Fund, as the Parent, FLEX Intermediary LLC, as the Investment Subsidiary, each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto from time to time. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.09(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of any Guarantor within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to any Guarantor as described in Section 881(c)(3)(C) of the Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or of any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-4– Page 1

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-4– Page 2